                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
         the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Confidential,   for  Use  of  the   Commission   Only  (as   permitted   by
     Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant toss.240.14a-12

                              HOME PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_|  Check box if any part of the fee is  offset as  provided  by  Exchange  Act
     Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid  previously.  Identify the previous filing by  registration  statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)   Date Filed:

          Persons who are to respond to the  collection  of  information contained  in this form are not  required  to respond  unless the form displays a currently valid OMB control number.

March 30, 2006

Dear Stockholder:

     You are cordially  invited to attend the Annual Meeting of  Stockholders of
Home Properties,  Inc. The Annual Meeting will be held on Thursday, May 4, 2006, at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at
George Eastman House, 900 East Avenue, Rochester, New York 14607.

     A Notice  of  Annual  Meeting  and a Proxy  Statement  are  attached.  They describe the matters to be acted upon at the Annual Meeting.

     I hope that you will join us at the  meeting.  Whether  you  attend or not, your  vote  on all of the  matters  described  in the  Proxy  Statement  is very important.  Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may choose to vote by telephone or internet. Voting by any of these  methods  before the  meeting  will  insure that your shares are represented at the meeting.

     I look forward to seeing you at the meeting.

                          Sincerely,

                          HOME PROPERTIES, INC.

                          /s/ Edward J. Pettinella
                          Edward J. Pettinella
                          President and Chief Executive Officer

                              HOME PROPERTIES, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     _______________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 4, 2006
                     _______________________________________

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Home
Properties,  Inc. (the "Company") will be held on Thursday,  May 4, 2006 at 2:30
p.m. at the Dryden Theatre of the International  Museum of Photography at George
Eastman  House,  900 East Avenue,  Rochester,  New York 14607 for the  following purposes:

     1.   To elect  twelve  directors  of the  Company  to serve  until the 2007
          Annual Meeting of Stockholders and until their  respective  successors are elected;

     2.   To  ratify  the  appointment  of  PricewaterhouseCoopers  LLP  as  the
          Company's independent registered public accounting firm for 2006; and

     3.   To consider and act upon any other  matters that are properly  brought before the Annual  Meeting and at any  adjournments  or  postponements thereof.

     The Board of  Directors  set the close of  business on March 8, 2006 as the record date for the Annual Meeting.  Only stockholders whose names appear on the stock  register  of the Company at the close of business on the record date will be  entitled  to  notice  of  and  to  vote  at the  Annual  Meeting  and at any adjournments  or  postponements.  (If  you  hold  your  stock  in the  name of a brokerage  firm,  bank or other nominee,  only that entity can vote your shares.
Please give  instructions for your shares to be voted to the person  responsible for your account.)

         There are four ways to vote:

          -    by  completing  the enclosed  proxy card and  returning it in the enclosed postage prepaid envelope;

          -    by internet at http://www.proxyvoting.com/hme;

          -    by  toll-free  telephone  at  1-866-540-5760;  or \ - by  written ballot at the meeting.

     If you vote by internet  or  telephone,  your vote must be received  before
11:00  p.m.  Eastern  Standard  Time on May 3,  2006,  the day before the Annual
Meeting.  You may change  your vote or revoke  your proxy at any time before the
Annual Meeting:

          -    by returning a later dated proxy card;

          -    by sending written notice to Ann M.  McCormick,  Secretary of the
               Company at 850 Clinton Square, Rochester, New York 14604;

          -    by entering a new vote by internet or telephone; or

          -    by completing a written ballot at the Annual Meeting.

Rochester, New York                       By Order of the Board of Directors
March 30, 2006

                                          /s/ Ann M. McCormick
                                          Ann M. McCormick
                                          Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS.
IF YOU ATTEND THE ANNUAL  MEETING,  YOU MAY VOTE IN PERSON IF YOU WISH,  EVEN IF
YOU HAVE PREVIOUSLY VOTED.

                              HOME PROPERTIES, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     _______________________________________

                                 PROXY STATEMENT
                     _______________________________________

                     FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held on May 4, 2006

March 30, 2006

                               GENERAL INFORMATION

     This  Proxy   Statement  is  delivered  to  you  in  connection   with  the
solicitation of proxies by the Board of Directors of Home Properties,  Inc. (the
"Company")  for use at the 2006 Annual  Meeting of  Stockholders  of the Company
(the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 4, 2006 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at
George Eastman  House,  900  East  Avenue,   Rochester,   New  York  14607.  The
approximate  date on which the enclosed  form of proxy and this Proxy  Statement are first being sent to stockholders is March 30, 2006.

Who May Vote

     Stockholders of the Company as of the Company's record date, March 8, 2006, may vote.

Outstanding Shares

     On March 8, 2006,  31,334,423  shares of the  Company's  Common  Stock were outstanding. Each share of Common Stock has one vote.

How to Vote

         There are four ways to vote:

          1.   by  completing  the enclosed  proxy card and  returning it in the enclosed postage prepaid envelope;

          2.   by internet at http://www.proxyvoting.com/hme;

          3.   by toll-free telephone at (866) 540-5760; or

          4.   by written ballot at the Annual Meeting.

How Proxies Work

     The  Company's  Board of Directors  is asking for your proxy.  By giving us your proxy, you authorize the proxy holder (Edward J. Pettinella,  the Company's
Chief Executive Officer) to vote your shares at the Annual Meeting in the manner you direct.

     If you vote by any of the above  methods but do not specify how you wish to vote your  shares,  your shares will be voted "for" all the  enumerated  matters specified  in the Notice of  Meeting.  The proxy  holder  will also vote  shares according to his  discretion  on any other matter  properly  brought  before the meeting.

     You may  receive  more than one proxy card  depending  on how you hold your shares.  For  example,  if you  hold  shares  through  someone  else,  such as a stockbroker,  you may get proxy  material  from  them.  In order for you to vote those shares, you must provide  instructions to the record holder as provided in their  instructions  to you. Even though you have not provided  instructions  to your record holder, they may vote your shares "for" the election of the nominees for director and "for" the  ratification  of the independent  registered  public accounting firm.

Quorum

     In order to carry out the  business of the Annual  Meeting,  we must have a quorum.  This means that at least a majority of the outstanding  shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes Needed

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.  The  ratification of the appointment of  PricewaterhouseCoopers  LLP as the Company's  independent  registered public accounting  firm for 2006 and any  other  matter  properly  brought  before  the meeting  requires  the  favorable  vote of a majority of the votes  cast.  Under
Maryland  law, if a  stockholder  abstains on a vote,  the  abstention  does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in determining the "votes cast."

Changing Your Vote

     You may revoke  your proxy  before it is voted at the meeting by entering a new vote by internet or telephone,  by submitting a new proxy with a later date, by  voting in  person  at the  Annual  Meeting  or by  notifying  the  Company's
Secretary in writing prior to the Annual Meeting as follows:  Ann M.  McCormick,
850 Clinton Square, Rochester, New York 14604.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the  Annual  Meeting,  twelve  individuals  will be  elected to serve as directors until the 2007 Annual Meeting and until their successors are elected.

     The Board of Directors  has  nominated  William  Balderston,  III,  Josh E.
Fidler,  Alan L.  Gosule,  Leonard F.  Helbig,  III,  Roger W. Kober,  Nelson B.
Leenhouts,  Norman P. Leenhouts,  Edward J. Pettinella,  Clifford W. Smith, Jr.,
Paul L. Smith,  Thomas S.  Summer,  and Amy L. Tait to serve as  directors  (the
"Nominees").  Each of the  Nominees  is  currently  serving as a director of the
Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Nominees as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

     Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees.  The information is up to date through
March 8, 2006.

     William  Balderston,  III, age 78, has been a director of the Company since
1994.  From 1991 to the end of 1992, he was an Executive  Vice  President of The
Chase  Manhattan  Bank,  N.A.  From  1986 to 1991,  he was  President  and Chief
Executive  Officer of Chase Lincoln First Bank,  N.A., which was merged into The
Chase Manhattan Bank, N.A. He is a Senior Trustee of the University of Rochester
and a member of the Board of Governors of the  University  of Rochester  Medical
Center. Mr. Balderston is a graduate of Dartmouth College.

     Josh E. Fidler,  age 50, has been a director of the Company  since  August,
2004. Mr. Fidler is a founding partner of Boulder  Ventures,  Ltd., a manager of venture capital funds,  which has been in operation  since 1995.  Since 1985, he has also been a principal  in a  diversified  real estate  development  business known as The Macks Group.  In 1999, the Company  acquired 3,297  apartment units from  affiliates  of The Macks  Group.  Mr.  Fidler was also a principal  of the entity which owned a 240-unit apartment community which the Company purchased in
2004.  He is a graduate of Brown  University  and received a law degree from New
York University. Mr. Fidler is a member of the Maryland Region Advisory Board of
SunTrust Bank and the Board of Trustees of The Park School.

     Alan L. Gosule,  age 65, has been a director of the Company since 1996. Mr.
Gosule  has been a partner  in the New York  Office of the law firm of  Clifford
Chance US LLP since  August 1991 and prior to that time was a partner in the law firm of Gaston & Snow. Mr. Gosule is a graduate of Boston University and its Law
School and received an LLM in Taxation from  Georgetown  University.  Mr. Gosule also serves on the Board of Directors of MFA Mortgage Investments,  Inc. He is a
member of the Board of Advisors of Paloma,  LLC, which is the general partner of
Simpson  Housing  Limited  Partnership,  and is a voting trustee of F.L.  Putnam
Investment Management Company.

     Leonard F. Helbig,  III,  age 60, has been a director of the Company  since
1994.  Since  September  2002 he has  served as a  Director  of  Integra  Realty
Advisors in  Philadelphia.  Between 1980 and 2002 he was employed with Cushman &
Wakefield, Inc. From 1990 until 2002, Mr. Helbig served as President,  Financial
Services for Cushman & Wakefield, Inc.. Prior to that and since 1984, Mr. Helbig was the Executive Managing Director of the Asset Services and Financial Services
Groups.  He was a  member  of that  firm's  Board  of  Directors  and  Executive
Committee.  Mr. Helbig is a member of the Urban Land Institute, the Pension Real
Estate Association and the International Council of Shopping Centers. Mr. Helbig
is a  graduate  of  LaSalle  University  and  holds the MAI  designation  of the
American Institute of Real Estate Appraisers.

     Roger W. Kober,  age 72, has been a director of the Company  since 1994. He was  employed by  Rochester  Gas and  Electric  Corporation  from 1965 until his retirement on January 1, 1998.  From March 1996 until January 1, 1998, Mr. Kober served as  Chairman  and Chief  Executive  Officer of  Rochester  Gas & Electric
Corporation.  He is a Trustee Emeritus of Rochester Institute of Technology. Mr.
Kober  is a  graduate  of  Clarkson  College  and  holds  a  Masters  Degree  in
Engineering from Rochester Institute of Technology.

     Nelson  B.  Leenhouts,  age 70,  has  served  as Board  Co-Chair  since his retirement  as Co-Chief  Executive  Officer  effective  January 1, 2004.  He had served as Co-Chief  Executive  Officer,  President and a director of the Company since its  inception  in 1993.  Since their  formation,  he has also served as a director  of  Home  Properties  Management,  Inc.  ("HP  Management")  and  Home
Properties  Resident Services ("HPRS"),  for which he had also served in various officer capacities prior to his retirement.  Mr. Leenhouts also currently serves as a Senior Advisor to the Company pursuant to an Employment Agreement and as an employee  relating to the  development  operations of the Company  pursuant to a
Development Agreement. The term of both agreements expires on December 31, 2006.
Nelson  Leenhouts  was  the  founder,  and  a  co-owner,  together  with  Norman
Leenhouts,  of  Home Leasing  Corporation  ("Home  Leasing"),  and has served as
President of Home Leasing  since 1967.  He is a member of the Board of Directors of the Genesee  Valley  Trust  Company.  Nelson  Leenhouts  is a graduate of the
University of Rochester. He is the twin brother of Norman Leenhouts.

     Norman  P.  Leenhouts,  age 70,  has  served  as Board  Co-Chair  since his retirement  as Co-Chief  Executive  Officer  effective  January 1, 2004.  He had served as Board Chair,  Co-Chief Executive Officer and a director of the Company since its  inception  in 1993.  Since their  formation,  he has also served as a director of HP Management and HPRS.  Mr. Leenhouts  also  currently  serves as a
Senior  Advisor to the Company  pursuant to an Employment  Agreement with a term that expires on December 31, 2006.  Prior to January 1, 2006,  Norman  Leenhouts
was a co-owner,  together with Nelson Leenhouts,  of Home Leasing,  where he had served as Board Chair since 1971.  He is currently  the  Chairman of  Broadstone
Ventures,  LLC and Broadstone Real Estate,  LLC, formed to continue the property management  business of Home Leasing. He is a member of the Board of Trustees of the University of Rochester,  Roberts  Wesleyan  College,  The Charles E. Finney
School and the Free Methodist  Foundation,  where he also serves as Board Chair.
He is a graduate  of the  University  of  Rochester  and is a  certified  public accountant. He is the twin brother of Nelson Leenhouts.

     Edward J.  Pettinella,  age 54, has served as President and Chief Executive
Officer of the Company since  January 1, 2004. He is also a director.  He joined the Company in 2001 as an Executive Vice President and director.  He is also the
President and Chief Executive Officer of HP Management and HPRS. From 1997 until
February  2001,  Mr.  Pettinella  served  as  President,  Charter  One  Bank (NY
Division) and Executive Vice President of Charter One Financial,  Inc. From 1980
through  1997,  Mr.  Pettinella  served in  several  managerial  capacities  for
Rochester  Community  Savings Bank,  Rochester,  NY,  including the positions of
Chief Operating Officer and Chief Financial  Officer.  Mr. Pettinella  serves on the Board of Directors of United Way of Greater  Rochester,  Rochester  Business
Alliance,  The Lifetime  Healthcare  Companies,  National Multi Housing Counsel,
Syracuse University School of Business and YMCA of Greater Rochester. He is also on the Board of  Governors  of National  Association  of Real Estate  Investment
Trusts and is a member of Urban Land Institute.  Mr. Pettinella is a graduate of the State University at Geneseo and holds an MBA Degree in finance from Syracuse
University.

     Clifford  W. Smith,  Jr. age 59, has been a director  of the Company  since
1994.  Mr.  Smith is the  Epstein  Professor  of Finance of the William E. Simon
Graduate School of Business Administration of the University of Rochester, where he has been on the  faculty  since  1974.  He has  written  numerous  books  and articles on a variety of financial,  capital markets and risk management  topics and has held  editorial  positions  for a variety of  journals.  Mr.  Smith is a graduate of Emory University and has a PhD from the University of North Carolina at Chapel Hill.

     Paul L. Smith,  age 70, has been a director of the Company since 1994.  Mr.
Smith was a director,  Senior Vice President and the Chief Financial  Officer of
the Eastman Kodak Company from 1983 until he retired in 1993. He was a member of the Financial  Accounting Standards Advisory Council. He is currently a director of  Constellation  Brands,  Inc. He is also a member of the Board of Trustees of the George Eastman House and Ohio Wesleyan  University.  Mr. Smith is a graduate
of  Ohio  Wesleyan   University   and  holds  an  MBA  Degree  in  finance  from
Northwestern University.

     Thomas S. Summer,  age 52, has been a director of the Company since August,
2004.  Mr. Summer has been the  Executive  Vice  President  and Chief  Financial
Officer of Constellation Brands, Inc. since 1997. Prior to that, he held various positions in financial management with Cardinal Health, Inc., PepsiCo, Inc., and
Inland Steel Industries.  He is also a member of the Boards of Greatbatch,  Inc.
and AIDS  Rochester,  Inc. Mr.  Summer is a graduate of Harvard  University  and holds an MBA degree in finance and accounting from the University of Chicago.

     Amy L. Tait,  age 47, has served as a  director  of the  Company  since its inception in 1993. Effective February 15, 2001, Mrs. Tait resigned her full-time position  as  Executive  Vice  President  of the Company and as a director of HP
Management.  She  continued  as  a  consultant  to  the  Company  pursuant  to a consulting  agreement that terminated on February 15, 2002. She is currently the
Chief  Executive  Officer  and  a  director  of  Broadstone  Ventures,  LLC  and
Broadstone  Real Estate,  LLC,  where she also serves as  Secretary.  Mrs.  Tait joined  Home  Leasing  in 1983  and held  several  positions  with the  Company, including Senior and Executive Vice President and Chief Operating  Officer.  She
currently serves on the M & T Bank Regional Advisory Board and the boards of the
United Way of Rochester, Princeton Club of Rochester, Al Sigl Center, Center for
Governmental  Research,  Allendale Columbia School, and Monroe County Center for
Entrepreneurship.  Mrs. Tait is a graduate of Princeton  University and holds an
MBA from the William E. Simon Graduate School of Business  Administration of the
University of Rochester. She is the daughter of Norman Leenhouts.

                                  BOARD MATTERS

Board Composition

     The Company is managed by its Board of  Directors.  If all of the  Nominees are elected, the Board will have twelve members.

Board Meetings

     The Board holds  regular  meetings on a  quarterly  basis.  Pursuant to the
Company's  By-Laws,  the Board  Chair,  President  or a majority of the Board of
Directors may call for a special meeting of the Board. During 2005, the Board of
Directors met eight times, including regular and special meetings. Each director attended  at least 75% of the  Board's  meetings.  Ten of the  twelve  directors attended all of the meetings. Two directors each missed one meeting.

Board Independence

     Nine of the Company's twelve Board members are not employed by the Company.
The Board of Directors has determined that eight of the  non-employee  directors are "independent"  within the meaning of the Securities and Exchange  Commission
("SEC") and the New York Stock Exchange  ("NYSE") current director  independence standards. The independent directors are: William Balderston,  Josh Fidler, Alan
Gosule,  Leonard  Helbig,  Roger Kober,  Clifford  Smith,  Paul Smith and Thomas
Summer.  This  represents  more than a majority  of the  members of the Board of
Directors.

     In  determining   the   independence   of  each  director,   the  Corporate
Governance/Nominating  Committee  of  the  Board  considered  any  relationships between the Company and the  individual  director and the  director's  immediate family members as required under the applicable  standards.  Consistent with the standard of the NYSE with respect to ownership  of common  stock,  the Board has determined  that  ownership  of  limited  partnership  units  ("Units")  in Home
Properties,  L.P. (the  "Operating  Partnership"),  which are  exchangeable on a one-for-one basis for Common Stock and have customarily  received  distributions equivalent  to  distributions  on the Company's  Common Stock,  does not bar the
Board from  determining  that a director is independent  of management.  Messrs.
Balderston,  Gosule,  Helbig,  Kober,  C.  Smith,  P. Smith and  Summer  have no relationship  with the Company  other than their  compensation  and  benefits as members of the Board and its  Committees  and ownership of the Company's  Common
Stock.

     In   evaluating   the   independence   of   Mr.   Fidler,   the   Corporate
Governance/Nominating  Committee and the full Board  considered  the  additional relationships  between Mr.  Fidler and the Company and  determined  that none of them was material and that Mr. Fidler is independent.  Specifically,  Mr. Fidler is a principal in a diversified  real estate  development  business known as The
Macks Group. In 1999, the Company acquired 3,297 apartment units from affiliates of The Macks Group. As partial  consideration  for the purchase,  Mr. Fidler and members of his family  acquired  approximately  800,000 Units in Home Properties
L.P.  Pursuant to the  purchase  agreement,  the  Company  agreed not to sell or refinance the  apartments  in a  transaction  which would require the sellers to recognize taxable income deferred in connection with the sale. In addition,  the
Company agreed to register with the SEC shares of its Common Stock for which the
Units could be exchanged, to pay dividends on the Units comparable to those paid on the Company's  Common Stock,  and to provide the holders of the Units certain rights to  protect  their tax and  economic  interests  in the event of a "going private"  transaction  involving the Company.  The Board  determined  that these rights  are  not  material  to  the  Company  and  do not  impair  Mr.  Fidler's independence from management.  In addition,  in 2004, the Company acquired a 240 unit  apartment  community for  $29,496,000  in cash from an entity owned by Mr.
Fidler  and  members  of  his  family.  Certain  customary  representations  and warranties  by both the Company and the sellers  continue to survive,  including related indemnity obligations for any breaches.  The Board determined that since no breaches  have  occurred in the almost two years  since the  acquisition  and since any breaches by either the Company or the sellers would not be material to the Company, the ongoing contractual  provisions are not material to the Company and do not impair Mr. Fidler's independence from management.

     In  considering  the  relationships  between Amy Tait and the Company,  the
Board has determined that Ms. Tait is not an independent director because of her prior employment as an officer of the Company and because Norman Leenhouts,  her father, was Co-Chief Executive Officer until January 1, 2004.

Board Evaluation

     In 2005,  each Board  member  participated  in a  self-evaluation  of their performance  as a Board member as well as an evaluation of the Board as a whole.
The Board  and  members  of senior  management  also  participated  in a written evaluation of the Chief Executive Officer.

Board Committees

     Audit Committee.  The Company has a separately  designated Audit Committee, which currently consists of Alan Gosule, Leonard Helbig, Roger Kober, Paul Smith
and Thomas Summer. Paul Smith chairs this Committee. The Audit Committee assists the  Board  in  fulfilling  its  responsibility  for  general  oversight  of the integrity of the Company's financial  statements,  the Company's compliance with applicable  laws and  regulations  including  the Company's own Code of Business
Conduct and Ethics,  and the  Company's  internal  and  disclosure  controls and procedures.  The  Audit  Committee  also  selects  and  oversees  the  Company's independent registered public accounting firm.

     The Audit Committee has adopted  procedures for the receipt,  retention and treatment of concerns and complaints  about  accounting,  internal  controls and auditing  matters.  The Audit  Committee  oversees the existence of a "hot line"
(1-877-888-0002) where such concerns and complaints can be anonymously reported.

     The Board of Directors  has reviewed the  qualifications  of each member of the Audit  Committee  and has  determined  that each  member is  independent  as required by applicable securities laws and by the listing standards of the NYSE.
No Audit  Committee  member serves on the audit committee of more than one other public company. In the exercise of its business judgment, the Board of Directors has also  determined  that each  member of the Audit  Committee  is  financially literate. Finally, the Board has determined that each of Roger Kober, Paul Smith and Thomas Summer qualifies as an "audit committee  financial expert" as defined by applicable SEC rules.

     The Audit  Committee  operates  under a  written  charter  approved  by the
Committee  and the  Board.  A copy of the  charter  is  attached  to this  Proxy
Statement  as  Exhibit  A  and  is  available  on  the   Company's   website  at
www.homeproperties.com  under  the  heading  "Investment   Information/Corporate
Governance/Highlights."    In   2005,   the   Audit   Committee    conducted   a
self-evaluation.

     The  Audit  Committee  works  closely  with  management  and the  Company's independent  registered public accounting firm. It meets quarterly to review the
Company's financial statements and on other occasions on an as needed basis. The
Audit  Committee  met  seven  times in 2005.  Each of the  members  of the Audit
Committee attended at least 75% of the Committee's meetings.

     Compensation   Committee.   The   Company  has  a   separately   designated
Compensation Committee. The Compensation Committee currently consists of William
Balderston,  Roger Kober and  Clifford  Smith,  each of whom is  independent  as required by applicable securities laws and by the listing standards of the NYSE.
Clifford Smith chairs this Committee.  The  Compensation  Committee  reviews and approves,  at least  annually,  the Company's  goals and objectives  relevant to compensation of the Company's executive officers,  including the Chief Executive
Officer,  reviews  on an annual  basis the  performance  of the Chief  Executive
Officer  in  light  of those  goals  and  objectives,  recommends  to the  other directors  for  approval  the Chief  Executive  Officer's  annual  compensation, approves  the  compensation  levels of the  other  executive  officers,  reviews significant employee benefit programs, and establishes and administers executive compensation programs.

     The Compensation Committee operates under a written charter approved by the
Committee  and the Board.  A copy of the charter is available  on the  Company's
website    at    www.homeproperties.com    under   the    heading    "Investment
Information/Corporate   Governance/Highlights."   In  2005,   the   Compensation
Committee conducted a self-evaluation.

     The  Compensation  Committee met four times in 2005. Each of the members of the Compensation Committee attended all of the Committee's meetings.

     Corporate  Governance/Nominating  Committee.  The Company has a  separately designated Corporate  Governance/Nominating  Committee. Pursuant to its charter, this  Committee at all times consists of at least three  directors,  all of whom are  independent  directors  and two of whom are the  Chairs  of the  Audit  and
Compensation   Committees.   This  Committee   currently   consists  of  William
Balderston,  Clifford  Smith  and Paul  Smith,  each of whom is  independent  as required by applicable securities laws and by the listing standards of the NYSE.
William  Balderston chairs this Committee.  The Corporate  Governance/Nominating
Committee  identifies  individuals  qualified to become Board members consistent with  criteria  approved  by the  Board,  evaluates  the size,  composition  and organization  of  the  Board,  monitors  implementation  of  specific  corporate governance  initiatives,  reviews any  stockholder  proposals  submitted  to the
Company and oversees the evaluation of the Board and management.

     The  Corporate  Governance/Nominating  Committee  operates  under a written charter  approved  by the  Committee  and the  Board.  A copy of the  charter is available on the Company's website at  www.homeproperties.com  under the heading
"Investment Information/Corporate Governance/Highlights." In 2005, the Corporate
Governance/Nominating Committee conducted a self-evaluation.

     The  Corporate  Governance  Committee  met four times in 2005.  Each of the members of this Committee attended all of the Committee's meetings.

     Real Estate Investment  Committee.  The Company has a separately designated
Real Estate Investment Committee. Josh Fidler, Leonard Helbig, Nelson Leenhouts,
Edward  Pettinella and Amy Tait are the current members of this  Committee.  Amy
Tait chairs this  Committee.  The charter for this  Committee  requires  that it consists  of at least  three  directors,  at least a  majority  of whom shall be non-employee  directors.  The purpose of this  Committee is to review  potential acquisitions and dispositions and to approve,  or to recommend to the full Board for approval,  acceptable transactions pursuant to the authorization  parameters established by the Board.

     The Real  Estate  Investment  Committee  operates  under a written  charter approved by the Committee  and the Board.  A copy of the charter is available on the Company's website at  www.homeproperties.com  under the heading  "Investment
Information//Corporate   Governance/Highlights."   In  2005,   the  Real  Estate
Investment Committee conducted a self-evaluation.

     The Real Estate  Investment  Committee  met six times in 2005.  Each of the members of the Committee attended all of the Committee's meetings.

Board Compensation

     In 2005, the Company paid its  non-employee  directors an annual stipend of
$20,000.  An additional  annual  stipend in the amount of $9,000 was paid to the
Chair of each of the  Committees.  Non-employee  directors were also paid $1,200 per day for  attendance  (in  person or by  telephone)  at Board  and  Committee meetings  provided the Committee  meetings were held on a different day from the
Board meetings.  In addition,  in 2005, each of the  non-employee  directors was issued  875  shares  of  restricted  stock  and 4,000  options  pursuant  to the
Company's  Amended and Restated 2003 Stock Benefit Plan. The options were issued at an exercise price of $41.95 per share, which was the closing price of a share of the Company's common stock on the date of the 2005 Annual Meeting.

     For 2006,  the annual  stipend  will  increase to $30,000,  the  additional stipend paid to the  Committee  Chairs will  increase to $10,000 and the meeting fees will remain at $1,200 per day. The Amended and Restated  2003 Stock Benefit
Plan provides for the issuance of up to 1,000 shares of restricted stock to each of the  non-employee  directors in 2006.  The Board  authorized a grant of 1,000 shares to each non-employee director,  which was awarded in February,  2006. The
Amended and Restated  2003 Stock  Benefit Plan also provides for the issuance of up to 10,000  options to each of the  non-employee  directors in 2006. The Board has approved the issuance of 4,000 options to each of the non-employee directors immediately  following the 2006 Annual  Meeting.  The Board  determined the 2006 compensation level for non-employee directors based on an analysis of the amount and type of consideration paid to the boards of the Company's peer group.

     Under the Second Amended and Restated Director  Deferred  Compensation Plan
approved  by the  stockholders  at the 2005  Annual  Meeting,  the  non-employee directors  can  defer  up to  100%  of  their  total  annual  cash  compensation
(including  meeting fees) for three, five or ten years and their compensation in the form of restricted  stock for five or ten years.  The Company matches 10% of the  deferred  cash amount,  which  amount vests after three years.  A "phantom"
stock  account  is  established  for  each  of  the  director  and  the  Company contribution amounts. Each deferral and the Company contribution is reflected by crediting those accounts with the phantom  equivalent of the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed  at the  Common  Stock's  fair  market  value as of the day when the compensation  would  otherwise  have been paid,  or with the number of shares of restricted  stock  deferred.  Participants'  accounts are also credited with the number of shares of the  Company's  Common  Stock that could be  purchased  with hypothetical  dividends  that would be paid with  respect  to shares  previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's
Dividend Reinvestment and Direct Stock Purchase Plan (the "DRIP").  Payments out
of the deferred  accounts,  upon vesting or  otherwise,  are made by issuance of
Common Stock, except in the event of payment by reason of a change in control in which event  payment  may be made in cash or by issuance of Common  Stock at the election of the Compensation Committee.  The Director Deferred Compensation Plan
is  designed to provide  substantially  the same  benefits  to the  non-employee directors as are provided to eligible  employees  under the  Company's  Deferred
Bonus Plan. Under the Director Deferred  Compensation Plan, five and four of the nine  non-employee  directors  elected to defer some or all of the  compensation earned by them in 2005 and 2006, respectively.

     Directors  of the Company who are  employees  of the Company do not receive any compensation  for their services as directors.  All directors are reimbursed for their expenses incurred in attending directors' meetings.

Director Qualifications

     The Board has established  certain minimum  qualifications  for prospective
Board members. These include a present or past (retired) successful professional career as well as the potential to contribute to the  effectiveness of the Board as a whole.  Specific  qualifications  or skills that a prospective Board member must possess include candor, trustworthiness, high ethical standards, dedication and a desire to work hard. Specific expertise must include one of the following:
successful  financial,  legal,  academic,  mergers and acquisitions,  technology utilization or business operating experience.

Identifying and Evaluating Nominees for Directors

     The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee develops and updates a list of potential Board candidates that meet the Board qualifications.
Candidates  may come to the  attention of the  Committee  through  current Board members,  stockholders,  management or other persons. To date, the Committee has not utilized the services of a professional  service firm to identify  potential candidates,  but it may do so in the future. If a vacancy on the Board occurs or is anticipated,  the Committee selects candidates to have personal meetings with members of the  Committee,  the  Co-Chairs of the Board and the Chief  Executive
Officer.  Selected candidates would then be invited to interact with other Board members and management. A candidate, if acceptable, would then be elected by the
Board (in the event of a mid-term vacancy) or be nominated to stand for election at the next annual stockholders meeting.

Stockholder Nominees

     The  Corporate   Governance/Nominating  Committee  will  consider  director candidates  proposed by  stockholders  on the same basis as it  considers  other potential candidates for Board membership.  Stockholders may submit nominations, which should  include the name and address of the proposed  candidate as well as biographical  information  evidencing  that the  proposed  candidate  meets  the minimum qualifications and possesses the skills and expertise as required by the
Board and as described  above under  "Director  Qualifications."  The submission must also include the candidate's written consent to the nomination and to serve if elected.  To be  considered  for  nomination  for election at the 2007 Annual
Meeting,  stockholder  submissions for nomination must be received at the office of the Company in care of Secretary, Home Properties,  Inc., 850 Clinton Square,
Rochester, New York 14604, on or prior to February 15, 2007.

Director Communications

     Stockholders may communicate with the Board of Directors by sending written materials  to the  Board  or any of the  directors  in care of  Secretary,  Home
Properties,  Inc., 850 Clinton Square,  Rochester, New York 14604.  Stockholders
may also communicate  confidentially or anonymously through use of the Company's hotline at  1-877-888-0002.  The  Company's  Secretary  will  relay all  written communications to the Board of Directors or individual members designated by the stockholder.

                              CORPORATE GOVERNANCE

Code of Ethics

     A very significant part of the Company's culture is the focus on "doing the right  thing." The  Company  has  adopted a Code of Business  Conduct and Ethics
("Code of Ethics")  to embody the  Company's  commitment  to continue to conduct business in accordance  with the highest ethical  standards.  The Code of Ethics applies to all employees and directors of the Company. The Code of Ethics covers such topics as conflicts of interest,  proper use of Company property,  complete and accurate  reporting and disclosure of its business and financial results and compliance with laws. Each employee and each member of the Board of Directors is required on an annual basis to acknowledge that they have received a copy of and reviewed the Code of Ethics.

     The Company has also adopted a Code of Ethics for Senior Financial Officers
("Senior  Financial Officer Code of Ethics") that applies to the Chief Executive
Officer,  Chief Financial Officer,  Treasurer and Controller.  These individuals are also required to comply with the Code of Ethics.

     The Code of Ethics and Senior  Financial  Officer  Code of Ethics  meet the definition  of "Code of Ethics" under the rules and  regulations  of the SEC and the listing  standards of the NYSE.  Both Codes are  available on the  Company's
website    at    www.homeproperties.com    under   the    heading    "Investment
Information/Corporate  Governance/Highlights."  Amendments to the Code of Ethics
and Senior Financial  Officer Code of Ethics and any waivers granted  thereunder will be posted on the Company's website under that heading.  The Audit Committee of the Board of Directors  monitors the  implementation  and enforcement of both
Codes.

Corporate Governance Guidelines

     The Board of Directors has adopted a set of corporate governance guidelines
(the  "Guidelines")  which meet the requirements of the listing standards of the
NYSE and cover such  topics as  director  qualifications  and  responsibilities,
director  access  to  management,   and  director   orientation  and  continuing
education. Some specific policies included in the Guidelines follow.

     Retirement  Age. The  retirement  age for directors was changed in February
2006 to 75. Previously,  the retirement age of 75 was subject to exceptions if a determination was made by the other directors after confidential discussion that the over age 75 director was expected to make a significant  contribution to the
Company during the following year. As of the 2007 Annual Meeting,  no exceptions will be permitted.

     Change of  Employment.  Any  director  who  changes  jobs or  employers  or otherwise  experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

     Other  Boards.  Directors  may not  serve on the  boards  of more  than two additional public companies.

     Stock  Ownership.  Within five years of becoming a director of the Company, directors are required to have equity in the Company having a then current value of not less than $100,000.

     Meeting   Attendance.   Directors   are  expected  to  attend  each  annual
stockholders meeting, all Board meetings and meetings of the Committees on which
they  serve.  All  of  the  directors   attended  the  2005  Annual  Meeting  of
Stockholders.

     Executive  Sessions.  The  non-management  directors  are to meet at  least quarterly  in  executive  sessions  and,  at least  once per year,  without  any directors  who  are  not  independent  directors.  The  Chair  of the  Corporate
Governance/  Nominating  Committee presides at the executive sessions unless the
Board determines otherwise.

     A  copy  of  the  Guidelines  is  available  on the  Company's  website  at
www.homeproperties.com  under  the  heading  "Investment   Information/Corporate
Governance/Highlights."

Stock Option Restrictions

     The Amended and Restated  2003 Stock Benefit Plan approved by the Company's stockholders at the 2005 Annual Meeting includes some features that are designed to closely  align the interests of  management  with those of the  stockholders.
Options may not be repriced.  Options do not vest  automatically upon retirement but continue to vest as scheduled.  Directors and the executive  officers of the
Company  must hold an  equivalent  number of shares as were  issued on an option exercise  for a one year  period and are not  permitted  to  receive  cash on an option  exercise  other than the amount  necessary to pay the exercise price and withholding taxes.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation  paid during 2003, 2004 and
2005 to the  Company's  Chief  Executive  Officer,  the four  next  most  highly compensated  executive  officers and the two Board Co-Chairs and Senior Advisors
(collectively the "Named Executives").

Summary Compensation Table

                                                                                  Long-Term
                                                                             Compensation Awards
                                                                                          Securities
                                             Annual Compensation($)       Restricted      Underlying       All Other
Name and Principal Position         Year     Salary       Bonus (1)    Stock Awards($)(2) Options(#)(3) Compensation($)(4)
---------------------------         ----     ------       ---------    ---------------------------------------------------

Edward J. Pettinella (5)            2003      $400,000   $113,520         $411,450         50,000           $6,000
President and Chief Executive       2004       475,000    433,770          529,320         55,000            6,150
 Officer                            2005       500,000    352,625          416,500         65,000            6,300

David P. Gardner (6)                2003       215,000     92,498           97,725         15,000            6,000
Executive Vice President and        2004       245,000    171,673          246,608         15,000            6,150
  Chief Financial Officer           2005       263,000    114,142          229,075         25,000            6,300

Ann M. McCormick (7)                2003       205,000     89,023           80,905         15,000            6,000
Executive Vice President            2004       235,000    165,412          203,808         15,000            6,150
  General Counsel and Secretary     2005       248,000    107,632          189,578         20,000            6,300

Scott A. Doyle (8)                  2003       175,000     64,217           31,650         10,000            6,000
Senior Vice President               2004       215,000    130,349          126,817         12,500            6,150
                                    2005       233,000     88,482          124,950         15,000            6,300

John E. Smith (9)                   2003       170,000     60,966           31,650         10,000            6,000
Senior Vice President               2004       189,166     99,433           64,160         10,000            6,150
                                    2005       205,000     77,849           83,300         15,000            6,300

Other Employees:

Nelson B. Leenhouts (10)            2003       450,000    127,710        2,970,282         50,000            6,000
Co-Chair and Senior Advisor         2004       300,000    273,960          434,655         33,330            6,150
                                    2005       225,000    146,475          222,685         25,000            6,300

Norman P. Leenhouts (11)            2003       450,000    127,710        2,969,967         50,000            6,000
Co-Chair and Senior Advisor         2004       300,000    273,960          434,655         33,330            6,150
                                    2005       225,000    146,475          222,685         25,000            6,300

(1)  All amounts  listed in the  following  footnotes  as having been subject to mandatory  deferral  were  required  to be  deferred  under  the  Company's
     Incentive  Compensation  Plan. When the deferred amounts are paid, they are paid with interest as provided in that plan.  See the  description  of this plan  under  "Incentive  Compensation  Plan"  on  page  15  of  this  Proxy
     Statement.

(2)  Amounts in this column include the value of shares of restricted stock and, where  applicable,  the amount of the Company's  contribution of 10% of the bonus  deferred  voluntarily  by  the  Named  Executives  pursuant  to  the
     Company's Deferred Bonus Plan (a "10% Company Contribution").  The value of the  restricted  stock is based on the  closing  price of a share of Common
     Stock on the NYSE on the  date of  grant.  The  amount  of the 10%  Company
     Contribution  under the Deferred  Bonus Plan is credited to the  applicable
     Named  Executive's  account  in the  form  of  shares  as  described  under
     "Deferred Bonus Plan" on page 16 of this Proxy Statement  ("Plan  Shares").
     The restrictions on the shares of restricted stock granted in February 2003 lapse in February 2008. The  restrictions on the shares of restricted stock granted to Nelson and Norman Leenhouts in October 2003 vest 20% per year on the  anniversary  date of the  grant.  The  restrictions  on the  shares of restricted  stock  granted  in 2004  and  2005  vest  25%  per  year on the anniversary  date of the  grant.  The Plan  Shares  vest on the  three-year anniversary of the date they were first  credited to the  applicable  Named
     Executive's  deferred bonus  account.  Dividends are paid on the restricted shares as and when dividends are paid on the Common Stock.  The equivalents of dividends are paid on the Plan Shares at the time  dividends are paid on the Common  Stock and are  reinvested.  The value of all of the  restricted stock  (including  Plan  Shares)  listed  in  this  column  for  the  Named
     Executives  as of  December  31,  2005 was as  follows:  Edward  Pettinella
     $1,342,320;  David Gardner $539,939;  Ann McCormick  $444,139;  Scott Doyle
     $261,918;  John  Smith  $171,360;   Nelson  Leenhouts  $2,800,503;   Norman
     Leenhouts $2,800,144.

(3)  All  options  granted in 2003,  2004 and 2005 were  granted  under the 2003
     Stock Benefit Plan.  All options are  exercisable  for ten years  following grant.  All options vest 20% each year for five years.  The exercise  price for all options granted in 2003 is $36.85 per share. The exercise price for all options granted in 2004 is $38.83 per share. The exercise price for all options  granted in 2005 is $41.95 per share.  The  exercise  price for all options  granted is the closing  price of a share of the  Company's  Common
     Stock on the date of grant.

(4)  Represents  contributions  made by the  Company  to the  Named  Executive's account under the Company's retirement savings plan.

(5)  The amount in the  restricted  stock column  represents the value of 13,000 shares of restricted stock granted to Mr. Pettinella in 2003, 13,200 shares granted  to him in 2004  and  10,000  shares  granted  to him in  2005.  In addition  to the  listed  compensation,  in 2005  Mr.  Pettinella  received
     $93,357 in dividends paid on the restricted stock held by him.

(6)  Mr.   Gardner's  2003  and  2004  bonuses   include  $21,311  and  $22,517,
     respectively,  which  represents  50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column includes the 10% Company  Contribution  which was credited to Mr. Gardner's deferred bonus account in the form of 70 and 149 Plan Shares, respectively, for 2003 and 2004. The amount in the restricted  stock column also includes the value of 3,000 shares of  restricted  stock  granted to Mr.  Gardner in
     2003,  6,000 shares  granted to him in 2004 and 5,500 shares granted to him in 2005.  In  addition  to the  listed  compensation,  in 2005 Mr.  Gardner received $37,950 in dividends paid on the restricted stock held by him.

(7)  Mrs.  McCormick's  2003 and  2004  bonuses  include  $21,147  and  $22,344, respectively,  which  represents  50% of her 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column
     includes  the  10%  Company   Contribution   which  was  credited  to  Mrs.
     McCormick's  deferred  bonus  account  in the  form  of 45,  82 and 43 Plan
     Shares, respectively, for 2003, 2004 and 2005. The amount in the restricted stock  column  also  includes  the value of 2,500  shares  granted  to Mrs.
     McCormick  in 2003,  5,000  shares  granted to her in 2004 and 4,500 shares granted to her in 2005.  In  addition to the listed  compensation,  in 2005
     Mrs.  McCormick  received $32,257 in dividends paid on the restricted stock held by her.

(8)  Mr.   Doyle's   2003  and  2004  bonuses   include   $14,552  and  $15,375,
     respectively,  which  represents  50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column includes the 10% Company  Contribution  which was  credited to Mr.  Doyle's deferred  bonus account in the form of 162 Plan Shares for 2004. The amount in the restricted stock column represents the value of 1,000 shares granted to Mr. Doyle in 2003,  3,000 shares granted to him in 2004 and 3,000 shares granted to him in 2005. In addition to the listed compensation, in 2005 Mr.
     Doyle received  $19,860 in dividends  paid on the restricted  stock held by him.

(9)  Mr.   Smith's   2003  and  2004  bonuses   include   $12,720  and  $13,440,
     respectively,  which  represents  50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column represents  the value of 1,000 shares  granted to Mr. Smith in 2003,  1,600 shares  granted to him in 2004 and 2,000 shares  granted to him in 2005. In addition to the listed compensation,  in 2005 Mr. Smith received $14,674 in dividends paid on the restricted stock held by him.

(10) Prior to January 1,  2004,  Nelson  Leenhouts  served as  President  of the
     Company.  The amount in the restricted  stock column includes the Company's
     10%  Contribution  which was credited to Nelson  Leenhouts'  deferred bonus account  in the form of 315,  671 and 291 Plan  Shares  for 2003,  2004 and
     2005,  respectively.  For 2003, 2004 and 2005, the restricted  stock column also includes the value of 80,935,  10,166 and 5,000 shares,  respectively, of restricted stock granted to Mr. Leenhouts in those years. In addition to the  listed  compensation,  in 2005  Mr.  Leenhouts  received  $203,128  in dividends paid on the restricted stock held by him.

(11) Prior to  January 1,  2004,  Norman  Leenhouts  served as  Chairman  of the
     Company. The amount in the restricted stock column includes the 10% Company
     Contribution which was credited to Norman Leenhouts' deferred bonus account in the form of 307, 671 and 291 Plan Shares,  respectively,  for 2003, 2004 and 2005. The amount in the restricted stock column for 2003, 2004 and 2005 also includes the value of 80,935,  10,166 and 5,000 shares,  respectively, of restricted stock granted to Mr. Leenhouts in those years. In addition to the  listed  compensation,  in 2005  Mr.  Leenhouts  received  $203,128  in dividends paid on the restricted stock held by him.

Stock Benefit Plans

     The  Company's  1994 Stock  Benefit  Plan was adopted by the Company at the time of its initial public  offering.  As of March 8, 2006,  options to purchase
1,542,381  shares have been granted to employees and options to purchase 153,654 shares have been granted to non-employee  directors under the 1994 Stock Benefit
Plan. Of the options granted under the 1994 Stock Benefit Plan, 42,991 issued to employees and none issued to non-employee directors were outstanding on March 8,
2006.  The Board of Directors has determined  that no additional  awards will be made under this Plan.

     At the 2000 Annual Meeting,  the  stockholders  approved the Company's 2000
Stock Benefit Plan. As of March 8, 2006,  options to purchase  2,101,220  shares have been granted to employees and options to purchase  163,760 shares have been granted  to  non-employee  directors  under  the 2000  Stock  Benefit  Plan.  In addition,  as of March 8, 2006,  350,702  shares of  restricted  stock have been issued under the 2000 Stock Benefit Plan to the executive officers and other key employees  and  2,700  shares  of  restricted  stock  had  been  issued  to  the non-employee  directors  under the 2000 Stock  Benefit  Plan. Of the awards made under  the 2000  Stock  Benefit  Plan  818,077  options  and  223,963  shares of restricted  stock  issued to  employees  and 49,000  options and 2,100 shares of restricted stock issued to the non-employee  directors were outstanding on March
8, 2006. The Board of Directors has determined that no additional awards will be made under this Plan.

     At the 2003 Annual Meeting,  the  stockholders  approved the Company's 2003
Stock Benefit Plan. The stockholders approved an amended and restated version of that plan at the 2005  Annual  Meeting.  The  Amended  and  Restated  2003 Stock
Benefit Plan  provides up to 2,500,000  shares for issuance of stock  options to employees  (including the executive officers) and 110,000 shares for issuance of shares of restricted  stock to employees  (including  the  executive  officers),
220,000  shares for  issuance of stock  options to  non-employee  directors  and
29,475  shares  for  issuance  of shares  of  restricted  stock to  non-employee directors.  As of March 8, 2006,  options to purchase 1,694,130 shares have been granted to  employees  and no shares of  restricted  stock have been  granted to employees,  options to purchase  148,000 shares have been issued to non-employee
directors  and  20,475   shares  of  restricted   stock  have  been  granted  to
non-employee  directors  under the original  and the Amended and  Restated  2003
Stock Benefit  Plan.  Of the options  granted under the original and the Amended and Restated 2003 Stock Benefit Plan,  1,381,675 issued to employees and 148,000 issued to  non-employee  directors  were issued and  outstanding  as of March 8,
2006. All 20,475 shares of restricted  stock granted to  non-employee  directors also remain issued and outstanding as of March 8, 2006.

     Options  and   restricted   stock  that  have  been  issued  and  that  are
subsequently  terminated,  cancelled or surrendered  without being exercised are available  for future  grant under the Amended and Restated  2003 Stock  Benefit
Plan.  Taking  those  shares in  account,  as of March 8,  2006,  1,028,590  are available  for  issuance of stock  options to employees  and 110,000  shares are available for issuance of  restricted  stock to  employees.  In addition  72,000 shares are available for issuance of stock options to non-employee directors and
9,000 shares are  available  for issuance of  restricted  stock to  non-employee directors.

     As of March 8, 2006 and with  respect to all three of the  Company's  Stock
Benefit  Plans,  the  aggregate  of  the  shares  of  Common  Stock  subject  to outstanding  option grants,  the shares of restricted stock  outstanding and the shares still  available  for issuance of awards  equals 8.1% of the aggregate of the Company's outstanding Common Stock and other equity that is convertible into
Common Stock on an as-converted basis.

Option Grants in Fiscal Year 2005

     The  following  table sets forth  certain  information  relating to options granted to the Named Executives  during the fiscal year ended December 31, 2005.
These  options were granted  under the Amended and Restated  2003 Stock  Benefit
Plan. The columns labeled "Potential Realizable Value" are based on hypothetical
5% and 10%  growth  assumptions  in  accordance  with the rules of the SEC.  The
Company cannot predict the actual growth rate of the Common Stock.

                                Option Grants in Last Fiscal Year(1)
                                       Individual Grants

                                      Percent of
                        Number of    Total Options                             Potential Realizable Value
                          Shares      Granted to                               at Assumed Annual Rates of
                        Underlying   Employees in   Exercise or                 Stock Price Appreciation    Grant Date
                         Options        Fiscal       Base Price   Expiration       for Option Term($)          Fair
        Name            Granted(#)       Year       ($/sh.) (2)      Date           5%           10%        Value($)(3)
        ----            ----------       ----       -----------      ----           --           ---        -----------
Executive Officers:
Edward J. Pettinella      65,000         12.5%          $41.95    05/06/2015     $1,714,838    $4,345,737    $228,743
David P. Gardner          25,000          4.8%           41.95    05/06/2015        659,553     1,671,437      87,978
Ann M. McCormick          20,000          3.8%           41.95    05/06/2015        527,643     1,337,150      70,383
Scott A. Doyle            15,000          2.9%           41.95    05/06/2015        395,732     1,002,862      52,787
John E. Smith             15,000          2.9%           41.95    05/06/2015        395,732     1,002,862      52,787
Other Employees:
Nelson B. Leenhouts       25,000          4.8%           41.95    05/06/2015        659,553     1,671,437      87,978
Norman P. Leenhouts       25,000          4.8%           41.95    05/06/2015        659,553     1,671,437      87,978

(1)  Stock appreciation rights were not granted in 2005.

(2)  The exercise price was the closing price of a share of the Company's Common
     Stock on the NYSE on the date of grant, May 6, 2005.

(3)  The value of stock option awards granted in May, 2005 is based on the grant date fair value estimated by the Company for financial  reporting  purposes
     ($3.52  per  option)  using  the  Black-Sholes  option-pricing  model.  The ultimate  values of the options  will depend on the future  market price of the Company's stock,  which cannot be forecasted with reasonable  accuracy.
     The actual  value,  if any, an employee  will realize  upon  exercise of an option will depend on the excess of the fair market value of the  Company's common  stock  less the grant  price on the date the  option is  exercised.
     Option Exercises and Year-End Option Values

     The following table sets forth the value of options held as of December 31,
2005 by the Company's Named Executives.

                                          Aggregated Option Exercises in Last Fiscal Year and
                                                   Fiscal Year-End Option Values (1)

                          Number of
                           Shares                            Number of Shares             Value of Unexercised
                          Acquired                        Underlying Unexercised        in-the-Money Options at
                             On            Value       Options at Fiscal Year End(#)     Fiscal Year End($)(2)                                                                  End(#)
         Name            Exercise(#)    Realized($)      Exercisable  Unexercisable   Exercisable    Unexercisable
         ----            -----------    -----------      -----------  -------------   -----------    -------------
Executive Officers:
Edward J. Pettinella             0               0         231,000        139,000     $2,319,670        $205,180
David P. Gardner            11,140        $173,829          45,960         55,000        367,263         128,040
Ann M. McCormick                 0               0          57,600         50,000        530,440         128,040
Scott A. Doyle                   0               0          39,000         37,000        353,938          89,300
John E. Smith                7,000         103,080          25,000         35,000        188,965          85,360
Other Employees:
Nelson B. Leenhouts          3,686          45,319          76,666        111,664        477,382         400,528
Norman P. Leenhouts          3,187          25,257          73,479        111,664        447,345         400,528

(1)  Stock appreciation rights were not granted in 2005.

(2)  Based on the closing price of a share of the Company's  Common Stock on the
     NYSE on December  31, 2005 of $40.80 less the per share  exercise  price of the options.

Employment Agreements

     Edward Pettinella entered into an employment agreement with the Company for a term that  commenced on January 1, 2004 and  terminates  on December 31, 2006.
The agreement  provides for the employment of Mr. Pettinella during that term as the  President  and Chief  Executive  Officer of the  Company.  Pursuant  to the
agreement,  his base salary for 2004 was  $475,000  and his base salary for 2005 and 2006 is to be determined in the  discretion of the  Compensation  Committee, but is to be no less then  $475,000.  The factor to be applied to his salary for
purposes  of   determining   his  bonus  pool  under  the  Company's   Incentive
Compensation  Plan  is  to  be a  minimum  of  12%  for  all  three  years.  The
Compensation  Committee  determined  Mr.  Pettinella's  salary for 2005 and 2006
(actually  March 15, 2006 to March 14,  2007) was to be $500,000  and  $525,000,
respectively.  The Committee  increased his bonus factor to 13% in 2005 where it remains  for  2006.  Options  and  restricted  stock  awards  to be  made to Mr.
Pettinella  during the term of the agreement are not specified but are rather to be  made in the  discretion  of the  Compensation  Committee.  The  Compensation
Committee  recommended  and the full Board  approved  the issuance of 55,000 and
65,000 stock options in 2004 and 2005,  respectively  and the issuance of 13,200 and  10,000  shares  of  restricted  stock in 2004 and 2005,  respectively.  The
Compensation  Committee  expects  to make a  recommendation  as to the number of options and shares of restricted stock to be issued in 2006 to Mr. Pettinella at the May 2006 Board  meeting.  The  "Compensation  Committee  Report on Executive
Compensation"  included later in the Proxy Statement describes the rationale for the Committee's prior recommendations relating to Mr. Pettinella's compensation.

     Mr. Pettinella's  employment agreement also provides that, if employment is terminated by the Company  without cause or by Mr.  Pettinella  for good reason,
Mr.  Pettinella  is  entitled  to receive an amount  equal to two times his base salary and incentive  compensation for the year preceding the termination  plus, in the year following termination,  the amount of incentive compensation that he would  have  earned if he had been an  employee  on  December  31 of the year of termination.  In such  event,  Mr.  Pettinella  would  also be paid an amount to compensate  him for the loss of future  awards of stock  options and  restricted stock.  In addition,  all options  previously  granted to him would vest and the restrictions  would  lapse  on all  restricted  stock  held  by Mr.  Pettinella.
Pursuant to the employment  agreement,  Mr.  Pettinella is subject to a covenant not to compete  until January 1, 2007 unless he is terminated by the Company for cause or if he resigns without good reason,  in which event the covenant applies for two years after termination.

     In the event of a change of control,  Mr. Pettinella is entitled to receive the benefits  provided under the Executive  Retention Plan (described on page 16 of this Proxy Statement) except he would receive three times his base salary and bonus instead of two times as provided to other beneficiaries of that plan.

     In October,  2003,  Nelson and Norman  Leenhouts  entered  into  employment agreements with the Company providing for a three-year term expiring on December
31, 2006.  Under the employment  agreements,  the Leenhoutses  agree to serve as
Senior  Advisors as well as Co-Chairs of the Board (provided they continue to be elected by the  stockholders  as directors  of the  Company).  These  employment agreements reflect the gradual reduction of the Leenhoutses'  obligations to act as Senior  Advisors to the Company with the portion of their business time to be spent on those  obligations  reducing  from a maximum of  two-thirds in 2004, to
one-half  in  2005,   to   one-third   in  2006.   Their  base  salary  is  also
proportionately reduced under the employment agreements from $225,000 in 2005 to
$150,000 in 2006.  They remain  entitled to receive  incentive  compensation  at their pre-retirement bonus level factor of 12% but since the Company's Incentive
Bonus Plan provides that the bonus paid is calculated  based on base salary,  if the  total  bonus  payout  remained  the  same,  the  bonus  to be  paid  to the
Leenhoutses will be proportionately reduced as well.

     Pursuant  to  their  employment  agreements,  each of the  Leenhoutses  was granted 64,935 shares of restricted stock in October 2003 in  consideration  for both past and future services to the Company.  The  restrictions on those shares lapse in equal  amounts  over the five  years  following  the  execution  of the employment  agreements.  The  agreements  also  provide for  minimum  option and restricted stock grants to the Leenhoutses.  The minimum amount of options to be granted to each of the  Leenhoutses  is 25,000 in 2005 and  16,665 in 2006.  The
minimum  number of shares of restricted  stock to be granted to each is 5,000 in
2005 and 3,333 in 2006.  The  Leenhoutses  each  were  granted  5,000  shares of restricted  stock in 2005.  No  determination  has been made yet with respect to
2006 grants.

     The employment  agreements also provide that if employment is terminated by the Company  without cause,  or by the  Leenhoutses for good reason at any time, each of the  Leenhouts  is entitled to receive an amount equal to twice his base salary and incentive  compensation for the year preceding  termination  plus, in the year following  termination,  the amount of incentive  compensation  that he would  have  earned if he had been an  employee  on  December  31 of the year of termination.  In such  event,  the  Leenhoutses  would also  receive the minimum number of restricted shares yet to be issued under the employment  agreements as well as the value of the  options  not yet  granted.  In  addition,  all options previously  granted to them would vest and the  restrictions  would lapse on all restricted stock held by them. Pursuant to their employment agreements,  each of
Norman and Nelson  Leenhouts  are subject to a covenant  not to compete with the
Company  during the term of the  agreements  and, if either is terminated by the
Company for cause or resigns without good reason, for two years thereafter.

     In addition, Nelson Leenhouts recently entered into a Development Agreement with the  Company  whereby he agrees to  perform  certain  additional  functions related  to  the  development  activities  of the  Company.  That  agreement  is described in more detail on page 27 of this Proxy Statement.

Incentive Compensation Plan

     Under the Company's  Incentive  Compensation Plan as in effect for 2005 and
2006,  eligible  officers and key employees could earn a cash bonus based on two metrics: (1) year over year growth in the Company's FFO per share/unit (computed on a diluted  basis);  and (2)  percentage of growth in the Company's same store net operating  income  ("NOI") from the prior year as compared to its peer group performance for the same period.  Certain  non-recurring  items are removed from published  FFO  results  for  purposes  of  making  the  bonus  calculation.  In calculating  the bonus units,  the FFO component  receives 75% weighting and the
NOI component receives 25% weighting.

     In the event the Company experiences financial performance in either of the metrics  below the  established  floor or above  the  established  ceiling,  the
Compensation  Committee has complete  discretion in determining bonus unit award levels that it will recommend for the Board's approval.

     To  calculate  the actual  bonus amount  payable to each  participant,  the number  of  bonus  units is  multiplied  by a factor  that is  assigned  to each participant.  That product is then  multiplied by each  participant's  salary to calculate the bonus payable to them.

     The entire  amount of the bonus  otherwise  payable to the Chief  Executive
Officer is payable in the  discretion of the  Compensation  Committee and 50% of the bonus otherwise  payable to other  participants is payable in the discretion of senior management.

     Incentive Plan  participants in the 1% and 2% bonus  categories are limited to bonuses equal to 10% and 20%,  respectively,  of their salaries.  There is no limit for  participants  in the 3% bonus  category and above,  except there is a deferral  component  if the number of bonus units  awarded  exceeds  eight bonus units.  For 2005,  5.425 bonus units were  awarded.  No changes to the Incentive
Compensation Plan are anticipated in 2006.

Deferred Bonus Plan

     Eligible  employees  can elect to defer up to 100% of their bonus under the
Incentive  Compensation  Plan for three,  five or ten years. The Company matches
10% of the amount  deferred,  which amount vests after three years.  A "phantom"
stock  account is  established  for both  amounts.  Each  deferral  and  Company contribution  is reflected by crediting those accounts with the number of shares of the Company's  Common Stock that could be purchased with the amounts deferred and  contributed  at the Common Stock's fair market value as of the day when the bonus would  otherwise  have been paid.  The  equivalent  of  dividends on those shares is also  credited to the accounts at the time  dividends  are paid on the
Company's  Common Stock.  Shares that could be purchased  with the  hypothetical dividends  are credited to accounts at the same price that shares are  purchased for participants under the dividend  reinvestment feature of the Company's DRIP.
Payments  out of  deferred  accounts,  upon  vesting or  otherwise,  are made by issuance of Common  Stock,  except in the event of payment by reason of a change in control in which  event  payment may be made in cash or by issuance of Common
Stock at the election of the Compensation Committee.

     This  plan  was  adopted  in  1998  and  has  not  been  submitted  to  the stockholders for approval. It provides for the issuance of 100,000 shares. As of
December 31, 2005, 72,320 shares have been issued or reserved for issuance under this plan.

     Under the Deferred  Bonus Plan, the Named  Officers  collectively  deferred approximately $310,000 of their 2005 bonuses.

Executive Retention Plan

     The Company's  Executive Retention Plan provides for severance benefits and other compensation to be received by certain employees,  including the executive officers,  in the event of a change of control of the Company  and a  subsequent termination of their employment by the employer without cause or by the employee for good reason at any time following the change of control and, with respect to the executive officers, for any reason for a thirty day window following the one year  anniversary  of the change of  control.  Under this  Plan,  the  executive officers,  in the event of a  termination  covered by the Plan,  would receive a lump sum payment equal to two times their  current base salary,  two times their last paid bonus under the Incentive  Compensation  Plan plus a "gross-up" amount necessary to pay any excise tax due on the payment. In addition,  all accrued or deferred bonuses under the Incentive  Compensation Plan would be paid, all stock options  would vest and the  restrictions  on all  restricted  stock would lapse automatically.

Compensation  Committee  Interlocks and Insider  Participation  in  Compensation
Decisions

     During the fiscal year 2005,  the  Compensation  Committee was comprised of
William  Balderston,  III,  Roger Kober and  Clifford W. Smith,  Jr. None of the
above  individuals  has  ever  been  an  officer  of the  Company  or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     The Compensation Committee administers the Company's executive compensation program,  as well as broad  based  compensation  plans for the  Company's  other officers and employees.  In this regard, the role of the Committee is to oversee all compensation plans and policies and to administer the Company's stock option plans (including reviewing and approving stock option grants and other awards to executive  officers).  On an ongoing  basis,  the  Committee  also  reviews  and approves the Company's  goals and  objectives  relevant to  compensation  of the executive  officers and considers  the  structure of the Company's  compensation program  as it  applies  to  all  employees.  When  appropriate,  the  Committee recommends  to  the  full  Board  changes  to  the  executive  and  the  general compensation  plans. In addition,  on an annual basis,  the Committee also makes specific  annual  compensation  recommendations  to the  Board  relating  to the
Company's Chief Executive  Officer and generally  approves the  compensation for the other executive officers.

     The Compensation  Committee consists solely of independent  directors.  The
Committee meets on at least a quarterly basis and more often as appropriate. The
Committee  Chair  reports on  Committee  actions  and  recommendations  at Board meetings.  The Committee's Charter reflects the various  responsibilities of the
Committee  and the  Board  periodically  reviews  and  revises  the  Committee's
Charter.

     The Company's human resources team supports the Committee and its work and, in some cases, acts pursuant to delegated authority to fulfill various functions in administering the Company's compensation programs. In addition, the Committee has the  authority  to engage the  services of outside  advisors  and experts to assist the Committee.

     Compensation Philosophy.  The Company's compensation philosophy is designed to support its primary goal of creating  long-term  value for its  stockholders.
The Committee  continues to believe that the success of the Company in achieving that goal is, in large part,  attributable  to the performance and dedication of its employees  and, in particular,  to the  leadership  efforts of its executive officers.  The Committee also continues to believe that it is important that the interests of its  executives  and other  employees are aligned  closely with the interests of the Company's stockholders.

     Compensation  Objectives.  The  Committee's  objectives  for the  Company's compensation  program  continue to be to: (i) attract and retain highly  capable employees  by  offering a  competitive  total  compensation  package;  (ii) link compensation  to the  operating and financial  performance  of the Company;  and
(iii)  provide  appropriate  incentives  to motivate  employees  to maximize the long-term going-concern value of the Company.

     Components of Compensation.  The Company's executive  compensation  program consists of three components:  base salary, annual incentive compensation in the form of a bonus under the Incentive  Compensation Plan, and awards of restricted stock and stock  options  under the Company's  stock  benefit  plans.  It is the
Committee's  practice  to  provide  a  balanced  mix of cash  and  equity  based compensation  that the  Committee  believes  appropriate  to align the short and long-term  interests of the Company's  executives with that of its  stockholders and to encourage  executives  to act as equity  owners of the Company.  When the
Committee considers any component of the Chief Executive Officer's and the other
executive  officers'  compensation,   the  aggregate  amounts  and  mix  of  all
components,  including  salary,  bonus,  equity,  the Company's  401-k match and accumulated option and restricted stock gains, are taken into consideration.

     The Committee believes that  appropriately  balancing the total package and ensuring the viability of each component of the package is necessary in order to provide  market-competitive  compensation and benefits, and to ensure the health of the Company,  which  benefits  employees and  stockholders  alike.  It is the
Committee's  practice to make the most significant  compensation  decisions in a multi-step  process over more than one meeting,  so that Committee  members have the ability to consider and discuss  alternative  courses of action,  to ask for additional information as necessary and to raise and discuss further questions.

     As part of its  consideration  as to the  appropriateness  of the executive officers' compensation,  the Committee reviews market data for executives in the property sector  classification  of real estate  companies and for executives in comparably sized companies in the services industry.  The primary benchmark used by the Committee for the Chief Executive Officer's compensation is, however, its thirteen member peer group in the apartment REIT industry. This is the same peer group that is used to  calculate  the bonus  payable  pursuant to the  Company's
Incentive Compensation Plan. Compensation data from the peer group is taken from their most recently available proxy statements. These proxy statements typically contain compensation  information that is over one year old. The Committee takes the age of this information into consideration when setting compensation levels.
This  benchmarking  is done with  respect to the key  elements of the  executive compensation program, as well as the compensation of individual executives where job descriptions are sufficiently similar. The Committee does not aim to achieve compensation  levels  within a particular  range  related to levels  provided by industry  peers,  but uses these  comparisons as one factor in  determining  the expected total value of salary,  short-term  incentives and long-term incentives that fairly compensate executive officers when considered in combination.

     Base Salary. In general,  base pay for each employee,  including  executive officers,  is  established  based  on  the  individual's  job  responsibilities, performance and experience, the Company's overall budget for merit increases and the  competitive  environment.  On an annual basis,  the  Committee  reviews and approves  adjustments for the executive officers based on the recommendations of
the  Chief  Executive   Officer.   With  respect  to  Chief  Executive   Officer
adjustments,  the  Committee  takes  a  vote  at  an  executive  session  and  a recommendation is made to the full Board for approval.

     The Committee's philosophy with respect to setting base salary is generally to compensate executive officers with reasonable current income on a competitive basis.  In both 2005 and 2006,  the Committee  reviewed peer market data for the
Chief  Executive  Officer and the other executive  officers.  Based on that peer review  and  the  performance  of  the  Company,  the  Committee  increased  Mr.
Pettinella's salary by 5.3% and 5.0% in 2005 and 2006,  respectively.  The other executive officers received increases averaging 7.4% and 6.7%, respectively.

     Incentive  Compensation.  The  Incentive  Compensation  Plan is designed to motivate  employees to maximize the  Company's  annual  operating  and financial performance.  The  Committee  reviews the Plan on an annual  basis to  determine whether it continues to provide the  appropriate  level and type of  motivation.
Specifically,  the Committee  considers the weighting of the two metrics used in the formula - FFO and same store NOI. The plan  continues  to place  emphasis on
FFO (75%) because the Committee believes FFO to be the metric that best captures the  performance  of the  Company.  Same store NOI (25%)  continues as the other metric  because it is considered  by the Committee to be an important  driver of real estate property values and thus stockholder value.

     It is the  Committee's  philosophy  that the proportion of an  individual's total  compensation that varies with individual and Company  performance  should increase as the  individual's  business  responsibilities  increase.  While most participants  in the  Incentive  Compensation  Plan have  factors  of 3% or less assigned to them, Mr. Pettinella's bonus factor for 2005 was 13% and remains 13%
for 2006. The bonus factor for the other executive officers ranged from 5% to 8%
in 2005 and has been increased to a range of 6% to 9% for 2006.

     The Committee  also  determines and recommends to the Board what portion of the bonus  otherwise  earned should be paid to the Chief Executive  Officer.  In making its  determination as to what portion of the 2005 bonus (payable in 2006)
should be paid to Mr. Pettinella,  the Committee considered a variety of factors
including  leadership  and  managerial  ability,   focus,   business  knowledge,
execution  of  the  Company's  business  plan  and  overall  business  strategy, adherence to the Company's values as well as a performance  appraisal  completed by directors and each executive officer. In addition,  the Committee  considered progress on several initiatives led by Mr. Pettinella. The Committee recommended and the Board approved payment to Mr.  Pettinella of 100% of his 2005 bonus. The
Chief  Executive  Officer,  with input from other members of senior  management, determines  what  portion of their bonus  should be paid to the other  executive officers (50% is  discretionary).  Consideration  is given to the achievement of individual  initiatives  as well as to the overall  performance  of the Company.
Each of the executive officers received 100% of their 2005 bonus.

     Stock Compensation. The purpose of equity compensation grants is to provide employees  an  incentive  to maximize  their  efforts to promote  the  Company's long-term going concern value and thereby advance the interests of the Company's stockholders. To encourage employees to seek long-term appreciation in the value of the Company's common stock,  stock options granted to employees have not been immediately exercisable,  but vest over five years. In addition, with respect to options  issued in 2002 and later,  executive  officers  of the  Company may not receive  cash upon an option  exercise  and must retain for a period of not less than one year ownership of no less than the same number of shares as the officer received in an option exercise.

     Executive  officers  receive a relatively  large  portion of their  overall targeted  compensation  in the form of  equity  in order to align  interests  of management and stockholders and promote a focus on long-term  results.  In 2005, the  Compensation  Committee  reviewed  the  stock  compensation  of  the  Chief
Executive  Officer  and the  other  executive  officers  in light  of the  other elements of their  compensation,  their overall equity interest in the Company's business and the comparison to the peer group.

     As a result,  in February 2005, the Committee  recommended and the Board of
Directors  approved  the  issuance  of  39,000  shares  of  restricted  stock to executive officers.  This number does not include the shares of restricted stock that the  Company  was  contractually  obligated  to issue to Nelson  and Norman
Leenhouts  pursuant to their  employment  agreements.  Mr.  Pettinella  received
10,000  shares of restricted  stock and the other  executive  officers  received various  numbers  of shares of  restricted  stock  ranging  from  1,200 to 5,500 shares.

     In addition,  in May 2005, the Compensation  Committee  recommended and the
Board of Directors  approved the issuance of up to 448,600 additional options to purchase  Common Stock to certain  officers  and  employees of the Company at an option price equal to the closing price on the NYSE for a share of the Company's
Common  Stock  on the  date of the  grant.  Edward  Pettinella  received  65,000 additional  options.  The other  executive  officers  received  options  granted ranging from 15,000 to 25,000 shares. These options vest 20% per year and expire in ten years.

     While the Committee has traditionally made its  recommendation  with regard to  restricted  stock  grants in February of each year and with regard to option grants in August of each year, for 2006 and beyond the Committee expects to make its  recommendation  with respect to both restricted  stock and option grants at the May Board  meetings.  This will enable the  Committee  to review more recent peer group data for this component of compensation  because the peer group proxy statements  for the  current  year will be  available.  It will also  enable the
Committee to consider  both of these  components of equity  compensation  at the same time.

     Perquisites.  The Committee has adopted and the Board has approved a policy of providing only modest perquisites to its executives. For example, the Company does not  provide  for the  payment or  reimbursement  for  Company  vehicles or aircraft,  country club  memberships,  tax  preparation or financial  counseling services or similar benefits frequently provided by other companies.

     Chief Executive Officer Compensation.  The Committee considers and develops recommendations  to the full Board on matters  pertaining to the compensation of
Edward J. Pettinella  substantially  in conformity  with the policies  described above for all other executive officers of the Company. In addition, in 2006, the
Committee reviewed a compensation  tally sheet detailing Mr.  Pettinella's total compensation (salary,  bonus, equity and the Company's 401-k match) for 2004 and
2005, an overview of his equity  ownership and an overview of compensation  that would be due to him under various  termination  scenarios.  The  Committee  also considered  internal pay equity  analyses that compared Mr.  Pettinella's  total compensation  to the  total  compensation  paid  to the  members  of the  senior management team as well as to the average total  compensation  paid to employees in the Company's first level management position within property management. For
2005  and  2006,  the  Board  also  considered  a  written   evaluation  of  Mr.
Pettinella's  performance completed by each member of the Board of Directors, as well as each of the  other  executive  officers.  The Board  meets in  executive session to approve compensation levels for the Chief Executive Officer.

     Section 162(m). As a real estate investment trust, the Company does not pay tax at the  corporate  level and thus the limit on  deductibility  under Section
162(m) of the Internal Revenue Code and related  regulations does not impact the
Company.  Nevertheless,  it is the  Committee's  present  intention  to use  the requirements of Section 162(m) as a guide in its compensation related decisions, except  where the best  interests  of the Company and its  stockholders  dictate otherwise.

     Summary.  The Committee's  review of the Company's  executive  compensation programs and  practices  includes an analysis of all  elements of  compensation, consisting of base salary,  incentive  compensation,  equity grants,  retirement programs,  and health and welfare benefits. As a result of this review, tnd 2006 executive  compensation  that it  believes  are  appropriate  and  reasonable.he
Committee  made   determinations   with  respect  to  2005  and  2006  executive
compensation that it believes are appropriate and reasonable.

         Submitted by the Compensation Committee,

         Clifford W. Smith, Jr., Chair
         William Balderston, III
         Roger W. Kober

Performance Graph

     The following graph compares the cumulative  return on the Company's Common
Stock  during the five year period  ended  December  31, 2005 to the  cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor's 500 Index
for the same period.  The total return assumes that  dividends  were  reinvested quarterly at the same discounted  price as provided under the Company's DRIP and is based on a $100  investment  on December 31, 2000.  Stockholders  should note that past performance does not predict future results.

                 12/31/2000    12/31/2001    12/31/2002   12/31/2003   12/31/2004    12/31/2005
                 ----------    ----------    ----------   ----------   ----------    ----------
HME                 $100.00       $122.97      $144.16      $181.11       $205.23       $207.01
NAREIT              $100.00       $113.93      $118.29      $162.21       $213.43       $239.39
S&P 500             $100.00        $88.11       $68.64       $88.33        $97.94       $102.75

                          REPORT OF THE AUDIT COMMITTEE

     The Audit  Committee  of the Board of  Directors of the Company is composed entirely of independent  directors as required by applicable securities laws and the current listing standards of the NYSE. Its members are identified at the end of this report.  The Audit Committee operates under a written charter adopted by the  Committee  and the Board.  A copy of the Third  Amended and Restated  Audit
Committee  Charter  is  attached  as Exhibit A to this  Proxy  Statement  and is available on the Company's website at  www.homeproperties.com  under the heading
"Investment Information/Corporate Governance/Highlights."

     As described  more fully in its Charter,  the Audit  Committee  assists the
Board  in  fulfilling  its  responsibility  for  oversight  of the  quality  and integrity of the accounting,  auditing and financial  reporting practices of the
Company.  Among  other  matters,  the Audit  Committee  is  responsible  for the
selection  and  oversight  of  the  Company's   independent   registered  public
accounting firm.

     The  management  of the  Company is  responsible  for the  preparation  and integrity of the financial reporting information and related systems of internal controls.  The independent  registered public accounting firm is responsible for
performing  an  integrated  audit  on  the  Company's   consolidated   financial
statements as well as on Management's  Report on Internal Control over Financial
Reporting in  accordance  with  generally  accepted  auditing  standards and for issuing a report thereon. The Committee, in carrying out its role, relies on the
Company's senior management and its independent public accountants.

     During 2005,  the  Committee  met seven  times.  The  Committee's  meetings include,  no  less  frequently  than  quarterly,  executive  sessions  with  the
Company's independent  registered public accounting firm without the presence of the Company's  management and executive  sessions with the Company's  management without the presence of the Company's  independent  registered public accounting firm. The Committee also meets with the Company's Vice President, Internal Audit without the presence of the Company's management.

     As part of its oversight  responsibility,  the Audit Committee reviewed and discussed with both management and the Company's  independent  registered public accounting  firm, all annual and quarterly  financial  statements prior to their issuance.  Management  advised  the  Committee  that  each set of the  Company's financial  statements  were  prepared  in  accordance  with  generally  accepted accounting principles and reviewed significant  accounting and disclosure issues with the Committee.  In addition,  the Committee  continued to monitor the scope and adequacy of the Company's internal audit program.

     The Committee  also  discussed  with the Company's  independent  registered public  accounting  firm the matters  required to be  discussed  by Statement on
Auditing Standards No. 61 (Communication  With Audit  Committees).  In addition, the Company's  independent  registered  public  accounting  firm provided to the
Committee  the  written  disclosures  and the letter  required  by  Independence
Standards Board Standard No. 1 (Independence  Discussion With Audit Committees).
The Committee  discussed with the independent  registered public accounting firm their independence from management and the Company.

     All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such  services  have been  reviewed and pre-approved by the Audit Committee,  which has also considered  whether the
provision  of  any  non-audit   services  is  compatible  with  maintaining  the
independent registered public accounting firm's independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended  to the Board of  Directors,  and the Board has  approved,  that the
Company's  audited  financial  statements  be included in the  Company's  Annual
Report on Form 10-K for the year ended  December 31,  2005,  for filing with the
Securities and Exchange Commission.

         Submitted by the Audit Committee,

         Paul L. Smith, Chair
         Alan L. Gosule
         Leonard F. Helbig, III
         Roger W. Kober
         Thomas S. Summer

Principal Accounting Fees and Services

     The Audit  Committee's  policy is to pre-approve  all audit and permissible non-audit  services  provided by the  Company's  independent  registered  public accounting firm. The Committee  pre-approves on an annual basis the provision of certain  audit,  audit  related and tax services  specifically  described to the
Committee.   Any  additional  engagements  require  separate  pre-approval.   As
permitted by the SEC's rules, the Audit Committee has authorized its Chair, Paul
Smith,  to approve  any  additional  non-audit  services  to be  provided by the independent  registered  public  accounting firm,  provided that such service is permitted under applicable  regulations and reported to the full Audit Committee at its next meeting.

     All of the services described below for 2005 were pre-approved by the Audit
Committee.  The Audit  Committee  considered  whether the provision of non-audit services by  PricewaterhouseCoopers  LLP was compatible with  maintenance of the firm's  independence  in the conduct of its audit function and  determined  that such service was compatible with the maintenance of independence.

     Aggregate  fees  for  professional  services  rendered  to the  Company  by
PricewaterhouseCoopers  LLP as of or for the years ended  December  31, 2005 and
2004, were:

                                              2005               2004
                                              ----               ----

              Audit fees (1)               $1,642,000         $1,615,000
              Audit-related fees (2)           37,000             74,000
              Tax fees (3)                    136,000            220,000
              All other fees (4)               51,000              3,000
                                               ------              -----
              Total fees                   $1,866,000         $1,912,000
                                           ==========         ==========

(1)  Audit fees consisted of  professional  services  rendered for the audits of the  consolidated  financial  statements  of the  Company  and the audit of
     Management's Report on Internal Controls over Financial Reporting.

(2)  Audit-related  fees consisted of assurance and related  services related to
     SEC Regulation S-X Rule 3-14 audits  performed in connection  with property acquisitions,  issuance of comfort  letters,  consents and assistance  with review of documents filed with the SEC.

(3)  Tax fees  consisted of services  related to  preparation of tax returns and claims  for  refunds  ($89,000  for 2005 and  $142,000  for  2004)  and tax
     planning and tax advice ($47,000 for 2005 and $78,000 for 2004).

(4)  All  other  fees  consisted  of  license  fees for  software  developed  by
     PricewaterhouseCoopers  LLP that assists with partner  allocations  for the
     Operating Partnership.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership of Management

     The following  table sets forth  information  as of March 8, 2006 regarding the  beneficial  ownership  of shares of Common Stock by: (i) Nominees and Named
Executives  of the  Company;  and (ii)  Nominees and  executive  officers of the
Company as a group. The table also includes  information  relating to the number and  percentage  of shares of Common Stock and Units  beneficially  owned by the persons included in (i) and (ii) above (such Units are exchangeable  into shares of Common  Stock,  or cash at the election of the  Company).  In preparing  this table,  the  Company has relied on  information  supplied  by its  officers  and directors, and upon information contained in filings with the SEC.

                                   Amount of                               Amount of
                                   Shares and                           Shares/Units and
                                   Nature of         Percentage of         Nature of
                                   Beneficial            Shares           Beneficial          Percentage of
   Name of Beneficial Owner        Ownership (1)     Outstanding (1)       Ownership (2)      Shares/Units (2)
   ------------------------        -------------     ---------------       -------------      ----------------

Edward J. Pettinella (3)             397,204             1.27%              397,204               1.27%

Nelson B. Leenhouts (4)              132,648               *                336,872 (5)           1.07%

Norman P. Leenhouts (6)              135,913               *                340,385 (7)           1.08%

William Balderston, III (8)           37,232               *                 37,232               *

Josh E. Fidler  (9)                    2,675               *                519,782               1.64%

Alan L. Gosule (10)                   28,947               *                 28,947               *

Leonard F. Helbig, III (11)           60,005               *                 60,005               *

Roger W. Kober (12)                   31,983               *                 31,983               *

Clifford W. Smith, Jr.  (13)          51,646               *                 51,646               *

Paul L. Smith (14)                    19,791               *                 19,791               *

Thomas S. Summer (15)                  3,675               *                  3,675               *

Amy L. Tait (16)                     127,253               *                141,066               *

David P. Gardner (17)                108,461               *                111,967               *

Ann M. McCormick (18)                101,444               *                103,746               *

Scott A. Doyle (19)                   56,061               *                 56,061               *

John E. Smith (20)                    43,426               *                 43,426               *

All executive officers and
directors as a group  (19          1,471,338 (21)       4.59% (22)        2,416,762               7.32% (23)
persons)

__________
*   Less than 1%

(1)  Assumes  that all  currently  exercisable  options or  options  exercisable within 60 days ("Currently  Exercisable Options") issued to the person have been exercised and that  restrictions on all restricted stock issued to the person  have  lapsed.  The  total  number  of  shares  outstanding  used in calculating  the  percentage  assumes  that none of the options held by any other  person  have been  exercised  and that none of the  restrictions  on restricted  stock issued to any other person have lapsed.  Does not include shares in certain  of the  listed  individual's  accounts  pursuant  to the
     Company's  Deferred  Bonus  Plan  (employees)  and  the  Director  Deferred
     Compensation  Plan  (non-employee  directors).  Shares of Common  Stock are issued on a one-for-one  basis upon the expiration of the deferral periods.
     None of the deferral periods expire within 60 days.

(2)  Same  assumptions  as footnote (1) plus assumes that Units in the Operating
     Partnership  issued to the person have been  exchanged for shares of Common
     Stock (on a  one-for-one  basis) and that for purposes of  calculating  the percentage the total number of shares assumes that none of the Units issued to any other person have been exchanged for shares of Common Stock.

(3)  Includes  244,000  shares  which  may be  acquired  upon  the  exercise  of
     Currently Exercisable Options and 29,100 shares of restricted stock.

(4)  Includes 64,853 shares which may be acquired upon the exercise of Currently
     Exercisable Options and 66,794 shares of restricted stock. There are 15,860 additional shares in Mr. Leenhouts'  account pursuant to the Deferred Bonus
     Plan.

(5)  Includes  Units  owned by Home  Leasing.  Nelson  Leenhouts  is a director, officer and sole  stockholder of Home Leasing.  Also includes  50,000 Units owned by  Nelson  Leenhouts'  spouse  as to which he  disclaims  beneficial ownership.

(6)  Includes 61,666 shares which may be acquired upon the exercise of Currently
     Exercisable  Options,  700 shares in custodial  accounts for the benefit of
     Mr.  Leenhouts'   grandchildren  (as  to  which  he  disclaims   beneficial
     ownership)  and  66,794  shares  of  restricted  stock.  There  are  24,976 additional shares in Mr. Leenhouts'  account pursuant to the Deferred Bonus
     Plan.

(7)  Includes  Units owned by Knollwood  Ventures,  Inc.  Norman  Leenhouts is a director,  officer and sole  stockholder of Knollwood  Ventures,  Inc. Also includes  50,000  Units  owned by Norman  Leenhouts'  spouse as to which he disclaims beneficial ownership.

(8)  Includes 14,800 shares which may be acquired upon the exercise of Currently
     Exercisable  Options and 2,575 shares of  restricted  stock.  There are 380 additional  shares in Mr.  Balderston's  account  pursuant to the  Director
     Deferred Compensation Plan.

(9)  Includes  800 shares  which may be acquired  upon the exercise of Currently
     Exercisable  Options and 1,875 shares of restricted stock. The Shares/Units owned  include  101,126  Units  held by Mr.  Fidler's  wife as to  which he disclaims  beneficial  ownership and 343,442 Units owned by Morton J. Macks
     Family Limited  Partnership (the "FLP"). Mr. Fidler is the president of the corporate general partner of the FLP and has the authority in this capacity to buy and sell securities on behalf of the FLP. Mr. Fidler's proportionate interest in the FLP is 687 Units. He disclaims  beneficial ownership of the balance of the Units owed by FLP.

(10) Includes 21,800 shares which may be acquired upon the exercise of Currently
     Exercisable  Options and 1,300 shares of restricted stock.  There are 8,278 additional shares in Mr. Gosule's account pursuant to the Director Deferred
     Compensation Plan.

(11) Includes 14,800 shares which may be acquired upon the exercise of Currently
     Exercisable  Options.  Mr. Helbig is also the holder of 1,850 shares of the
     Company's Series F Cumulative  Redeemable Preferred Stock. There are 11,690
     additional shares in Mr. Helbig's account pursuant to the Director Deferred
     Compensation Plan.

(12) Includes 14,800 shares which may be acquired upon the exercise of Currently
     Exercisable  Options.  There are  6,982  additional  shares in Mr.  Kober's account pursuant to the Director Deferred Compensation Plan.

(13) Includes 14,800 shares which may be acquired upon the exercise of Currently
     Exercisable Options. Also includes 1,400 shares owned by Mr. Smith's spouse as  custodian  for their minor  children and 700 shares held in a trust for the benefit of one of Mr.  Smith's minor  children as to which he disclaims beneficial  ownership.  There are 13,565  additional  shares in Mr. Smith's account pursuant to the Director Deferred Compensation Plan.

(14) Includes  7,800 shares which may be acquired upon the exercise of Currently
     Exercisable  Options and 2,575 shares of restricted stock.  There are 2,287 additional  shares in Mr. Smith's account pursuant to the Director Deferred
     Compensation Plan.

(15) Includes  800 shares  which may be acquired  upon the exercise of Currently
     Exercisable Options of 1,875 shares of restricted stock.

(16) Includes 29,800 shares which may be acquired by Mrs. Tait upon the exercise of Currently Exercisable Options and 2,575 shares of restricted stock. Also includes  6,036  shares held in a custodial  account for Mrs.  Tait's minor children and 10,655  shares and 70 Units owned by Mrs.  Tait's spouse as to which she  disclaims  beneficial  ownership.  Mrs.  Tait shares  voting and dispositive  power with  respect to 15,000  shares and 2,548 Units with her spouse.

(17) Includes 50,960 shares which may be acquired upon the exercise of Currently
     Exercisable  Options and 11,125 shares of  restricted  stock.  Mr.  Gardner shares voting and dispositive  power with his spouse with respect to 10,240 shares. There are 3,740 additional shares in Mr. Gardner's account pursuant to the Deferred Bonus Plan.

(18) Includes 46,599 shares which may be acquired upon the exercise of Currently
     Exercisable  Options and 9,375 shares of restricted stock.  Mrs.  McCormick shares voting and dispositive  power with respect to 7,650 shares and 1,737
     Units  with  her  spouse.   There  are  3,790  additional  shares  in  Mrs.
     McCormick's account pursuant to the Deferred Bonus Plan.

(19) Includes  42,000  shares which may be acquired  upon  exercise of Currently
     Exercisable  Options,  5,550 shares of restricted stock and 209 shares held in Mr. Doyle's account under the Company's  retirement  savings plan. There are 1,889 additional shares in Mr. Doyle's account pursuant to the Deferred
     Bonus Plan.

(20) Includes  28,000  shares which may be acquired  upon  exercise of Currently
     Exercisable  Options,  4,100 shares of restricted stock and 516 shares held in Mr. Smith's account under the Company's retirement savings plan.

(21) Includes  741,778  shares  which  may be  acquired  upon  the  exercise  of
     Currently Exercisable Options and 214,713 shares of restricted stock.

(22) Assumes that all Currently Exercisable Options issued to all listed persons have been exercised and that restrictions on all restricted stock issued to such persons have lapsed.

(23) Same assumptions as footnote (22) plus assumes that all Units issued to all listed persons have been exchanged for shares of Common Stock.

Security  Ownership by Beneficial Owners of More than 5% of The Company's Common
Stock

     The  following  table  sets  forth  information  regarding  the  beneficial ownership  of  Common  Stock  by each  person  known  by the  Company  to be the beneficial owner of more than 5% of the outstanding  Common Stock as of December
31,  2005.  In  preparing  this table,  the  Company  has relied on  information supplied by certain  stockholders  and on information  contained in filings with the Securities and Exchange Commission.

                                                          Amount and Nature of             Percentage of Outstanding
Name and Address of Beneficial Owner                      Beneficial Ownership                  Common Stock(1)
------------------------------------                      --------------------                  ---------------

Cohen & Steers, Inc.                                            4,564,000(2)                        14.64%
280 Park Avenue, 10th Floor
New York, NY 10017

Mac-Per-Wolf Company                                            1,947,852(3)                         6.25%
311 S. Wacker Drive
Suite 6000
Chicago, IL 60606

Janus Capital Management LLC                                    1,900,172(4)                         6.10%
151 Detroit Street
Denver, CO 80206

The Vanguard Group, Inc.                                        1,597,481(5)                         5.12%
100 Vanguard Blvd.
Malvern, PA 19355

(1)  Percentage is based on actual number of shares  outstanding  as of December
     31, 2005 and may be different than the percentage referenced in the reports described below.

(2)  Based on a report on Schedule 13G  (Amendment No. 2) filed jointly by Cohen
     & Steers, Inc., Cohen & Steers Capital Management, Inc. and Houlihan Rovers
     SA on  February  13,  2006,  reflecting  that:  (a)  Cohen &  Steers,  Inc.
     beneficially owns 4,564,000  shares,  has sole voting power with respect to
     4,396,702 shares,  sole dispositive power with respect to 4,546,400 shares, and shared voting and dispositive power with respect to 17,600 shares;  (b)
     Cohen & Steers Capital Management, Inc. beneficially owns 4,546,400 shares, has sole voting power with respect to 4,396,702 shares and sole dispositive power  with  respect  to  4,546,400  shares;  and (c)  Houlihan  Rovers  SA beneficially  owns 17,600 shares and has sole voting and dispositive  power with respect to 17,600 shares.  Cohen & Steers,  Inc. holds a 100% interest in Cohen & Steers Capital  Management,  Inc. and a 50% interest in Houlihan
     Rovers SA.

(3)  Based on a report on Schedule 13G  (Amendment  No. 5),  filed  February 15,
     2006,  reflecting that  Mac-Per-Wolf & Company  beneficially owns 1,947,852 shares, has sole voting and dispositive power with respect to 47,680 shares and shared  voting and shared  dispositive  power with respect to 1,900,172 shares. The report was filed on behalf of two subsidiaries,  PWMCO, LLC and
     Perkins,  Wolf,  McDonnell and Company,  LLC, the latter of which furnishes investment  advice to others,  including  Janus Capital  Management  LLC, a minority owner of Perkins,  Wolf, McDonnell and Company, LLC, which filed a separate  Schedule 13G reflecting  that it has sole voting and  dispositive power with respect to 1,900,172 shares.

(4)  Based on a report on Schedule 13G filed by Janus Capital  Management LLC on
     February  14,  2006,   reflecting   that  Janus  Capital   Management   LLC
     beneficially  owns 1,900,172  shares and has shared voting and  dispositive power of all of the listed  shares.  Janus  Capital  Management  LLC has an indirect 77.5% ownership stake in Enhanced Investment  Technologies LLC and indirect 30% ownership stake in Perkins,  Wolf,  McDonnell and Company LLC.
     Due to the  foregoing  ownership  structure,  holdings  for  Janus  Capital
     Management LLC,  Enhanced  Investment  Technologies LLC and Perkins,  Wolf,
     McDonnell  and Company,  LLC are  aggregated  for purposes of filing of the
     Schedule 13G.

(5)  Based on a report on  Schedule  13G filed by The  Vanguard  Group,  Inc. on
     February  13,  2006,   reflecting  that:  (a)  The  Vanguard  Group,   Inc.
     beneficially  owns 1,597,481  shares and has sole voting power with respect to 42,859  shares  and sole  dispositive  power with  respect to  1,597,481 shares; and (b) Vanguard Fiduciary Trust Company, a wholly owned subsidiary of the Vanguard Group,  Inc., is the beneficial owner of 42,859 shares as a result of its serving as investment  manager of collective  trust  accounts and it directs the voting of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's  executive  officers and directors,  and persons who own more than
10% of a registered class of the Company's equity securities, to file reports of ownership  and  changes  in  ownership  with  the SEC and  the  NYSE.  Officers, directors and greater than 10%  stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the  Company's  knowledge,  based solely on review of the copies of such reports  furnished  to the  Company and  written  representations  that no other reports  were  required  during the fiscal year ended  December  31,  2005,  all
Section  16(a)  filing  requirements   applicable  to  its  executive  officers,
directors and greater than 10% beneficial owners were satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The  Company's  corporate  headquarters  are located in a building  that is owned by an entity in which Norman and Nelson  Leenhouts  indirectly  have a 75%
interest.  The Operating  Partnership  and the building  owner have entered into various  leases for  approximately  75,000 square feet. The base rent payable by the Operating Partnership under the leases for 2005 was approximately  $884,000, which increased to approximately  $895,000 for 2006. The lease also requires the
Operating Partnership to pay its pro-rata portion of property improvements, real estate taxes and common area maintenance.

     On a month-to-month basis, the Operating Partnership subleases 3,379 square feet of its  corporate  headquarters  to Home Leasing,  LLC a company  currently owned by  Nelson  Leenhouts.  For 2006,  the gross  monthly  rental  payment  is
$6,163.86.

     Josh E.  Fidler is a principal  in a  diversified  real estate  development business known as The Macks Group. In 1999, the Company acquired 3,297 apartment units from affiliates of The Macks Group.  In connection with that  transaction,
Mr. Fidler and members of his family acquired approximately 800,000 Units in the
Operating  Partnership.  In addition,  in 2004, the Company  acquired a 240 unit apartment  community for  $29,496,000 in cash from an entity owned by Mr. Fidler and members of his  family.  Certain  rights  under the  acquisition  agreements continue to survive as described on page 5 of this Proxy Statement.

     In March,  2005, the Company,  the Operating  Partnership  and Home Leasing
entered into a settlement agreement with Genesee Valley Medical Center, L.P. and certain of its limited partners ("GVMC"),  which had commenced a legal action in
2000 against the Company,  the Operating  Partnership and Home Leasing.  The law
suit  related to the  exclusion  of a  commercial  property  from the  Company's initial public offering in 1994. Pursuant to the settlement agreement,  GVMC was paid $3.5 million.  The Board of Directors of the Company authorized the Company to pay the full  settlement  and to  reimburse  Home  Leasing for  approximately
$200,000 of legal fees that it incurred in defending  this  action.  This was in recognition  of the fact that the matters  alleged in the law suit  against Home
Leasing  related  directly  and  solely to the  promotion  and  creation  of the
Company.

     In March, 2006, Nelson Leenhouts entered into a Development  Agreement with the Company,  which is retroactive to January 1, 2006 and terminates on December
31, 2006. This is in addition to his Employment  Agreement  described on page 15 of this Proxy Statement. Pursuant to the Development Agreement, Nelson Leenhouts
agrees to assume a leadership role in connection with the development activities of the Company as more  specifically  outlined in a development plan approved by the Board of Directors of the Company.  In consideration  for his services,  Mr.
Leenhouts  is  to  be  paid  a  base  annual   amount  of  $250,000  in  monthly
installments. In addition, he is entitled to earn a bonus of up to $150,000 upon the achievement of certain specified objectives.

                                   PROPOSAL 2
                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

     The Audit  Committee  has appointed and the Board of Directors has ratified the appointment of the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent  registered public accounting firm for the fiscal year ending  December  31,  2006.  PricewaterhouseCoopers  LLP (and its  predecessor,
Coopers & Lybrand,  L.L.P.) has served as the Company's  independent  registered public  accounting firm since  commencement  of the Company's  operations and is considered by the Audit Committee,  the Board of Directors and management of the
Company to be well qualified.  A representative  of  PricewaterhouseCoopers  LLP will be present at the Annual  Meeting,  will be given the opportunity to make a statement  if he or  she  so  desires  and  will  be  available  to  respond  to appropriate questions.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE  PROPOSAL  TO  RATIFY  THE
APPOINTMENT  OF  PRICEWATERHOUSECOOPERS  LLP AS  INDEPENDENT  REGISTERED  PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR THE 2006 FISCAL YEAR.

                             ADDITIONAL INFORMATION

Solicitation of Proxies

     The cost of solicitation  of proxies in the form enclosed  herewith will be paid by the Company.  In addition to the  solicitation  of proxies by mail,  the directors,  officers  and  employees  of the  Company may also  solicit  proxies personally or by telephone without additional  compensation for such activities.
The Company will also request persons,  firms and corporations holding shares in their names or in the names of their nominees,  which are beneficially  owned by others,  to send proxy  materials  to and obtain  proxies  from such  beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

     A stockholder  proposal submitted pursuant to Rule 14a-8 under the Exchange
Act for  inclusion in the  Company's  proxy  statement and form of proxy for the
2007 Annual Meeting of stockholders must be received by the Company by the close of business on December 1, 2006.  Any proposal  received after February 15, 2007 will not, under the rules of the SEC, be considered  timely for  presentation at the 2007 Annual Meeting. A proposal must comply with the requirements as to form and substance  established  by the SEC for such a proposal to be included in the proxy statement and form of proxy, and the proponent or a representative  of the proponent must attend the annual meeting to present the proposal.

Form 10-K

     Copies of the Form 10-K may be obtained without charge from Yvonne Wheeler,
Home Properties,  Inc., 850 Clinton Square, Rochester, New York 14604. A copy of
the  Form  10-K  is  also   available   through  the   Company's   Web  site  at
www.homeproperties.com or from the SEC at its Web site at www.sec.gov.

Other Matters

     The  Board of  Directors  does not know of any  matters  other  than  those described  in this Proxy  Statement  which will be  presented  for action at the
Annual  Meeting.  If  other  matters  are  presented,  proxies  will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS  OF THE  NUMBER OF SHARES  YOU OWN,  YOUR  VOTE IS  IMPORTANT  TO THE
COMPANY. PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY CARD TODAY.

                                    EXHIBIT A

                              HOME PROPERTIES, INC.
               Third Amended and Restated Audit Committee Charter

Mission Statement

The Audit Committee will assist the Board of Directors of Home Properties,  Inc.
(the  "Company")  in  fulfilling  its  oversight  responsibilities.   The  Audit
Committee  will review the  financial  reporting  process,  the integrity of the
Company's  financial  statements,  the system of  internal  controls,  the audit process,  and the  Company's  process for  monitoring  compliance  with laws and regulations  and  with  the  Company's  Code of  Business  Conduct  and  Ethics,
including  the Code of  Conduct  for  Senior  Financial  Officers  (the "Code of
Conduct").  In  performing  its duties,  the Committee  will maintain  effective working relationships with the Board of Directors,  management, and the internal and independent auditors. To perform his or her role effectively, each Committee member will obtain an understanding of the Company's business,  operations,  and risks.

Organization

The Audit  Committee  shall consist of three or more  directors as determined by the Board,  each of whom shall be  independent  directors  for purposes of Audit
Committee membership in accordance with the rules of the New York Stock Exchange
Securities and Exchange Commission and all other applicable legal and regulatory requirements. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial  management  expertise and shall meet the criteria for a "financial  expert" as such term is defined in regulations of the Securities  and Exchange  Commission  issued  pursuant to Section 407 of the
Sarbanes-Oxley Act.

No director  may serve as a member of the  Committee  if he or she serves on the
Audit  Committee  of more  than two other  public  companies,  unless  the Board determines that such  simultaneous  service would not impair the ability of such individual to serve on the Committee effectively. Any such determination will be disclosed in the Company's annual proxy statement.

The members of the Committee shall be appointed by a majority vote of the Board.
Unless a Chair is elected by the full Board,  the members of the  Committee  may designate a Chair by majority vote of the full Committee Membership.

The Committee  shall meet at least four times  annually,  or more  frequently as circumstances  dictate.  As part of its job to foster  open  communication,  the
Committee  should meet at least  annually  with  management,  the manager of the internal auditing department and the independent  auditors in separate executive sessions to discuss  any  matters  that the  Committee  or each of these  groups believe should be discussed privately.

The  Committee  shall  have the  right to  unrestricted  access  to  members  of management, employees and any relevant information.

Roles and Responsibilities

Internal Controls

o    Evaluate  whether  management is setting the appropriate tone at the top by communicating the importance of internal controls;

o    Focus on the  extent to which  internal  and  independent  auditors  review computer  systems  and  applications,  the  security  of such  systems  and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

o    Gain an understanding of whether internal control  recommendations  made by internal and independent auditors have been implemented by management; and

o    Provide  the  opportunity  for the  independent  auditors to keep the audit committee  informed  about  any  acts of  suspected  fraud,  illegal  acts, deficiencies in internal controls, and certain other matters.

Financial Reporting

General

o    Review  significant  accounting  and  reporting  issues,  including  recent professional and regulatory pronouncements,  and understand their impact on the financial statements;

o    Discuss with  management the form and type of  information  generally to be included in earnings press releases and in other financial disclosures,  as well as financial  information and earnings  guidance  provided to analysts and rating agencies;

o    Ask management and the internal and independent  auditors about significant risks and exposures and the plans to manage such risks; and

o    On  a  periodic  basis,  meet  separately  with  management  and  with  the independent auditors.

Annual Financial Statements

o    Review the annual  financial  statements  and  determine  whether  they are consistent  with the  information  known to Committee  members,  and assess whether the financial statements reflect appropriate accounting principles;

o    Pay particular attention to complex and/or unusual transactions;

o    Review issues involving valuation of assets and liabilities, including, for example,  the  accounting  for and  disclosure  of asset  impairment;  loan losses; environmental liability; litigation reserves; and other commitments and contingencies;

o    Meet with management and the  independent  auditors to review the financial statements  and the results of the audit,  as well as any audit problems or difficulties and management's response;

o    Review  management's  handling of proposed audit adjustments  identified by the independent auditors;

o    Discuss the Company's annual audited  financial  statements with management and the independent  auditors,  including the Company's  disclosures  under
     "Management's Discussion and Analysis of Financial Condition and Results of
     Operations"; and

o    Require the independent auditors to communicate certain required matters to the  Committee  and discuss with the  Committee  the quality,  not just the
     acceptability  of  the  Company's  accounting   principles  and  underlying
     estimates.

Interim Financial Statements

o    Be briefed on how management  develops and summarizes  quarterly  financial information,  the extent of internal audit involvement, the extent to which the independent auditors review quarterly financial information;

o    Discuss  the  Company's   quarterly  audited   financial   statements  with
     management   and  the   independent   auditors,   including  the  Company's
     disclosures  under  "Management's  Discussion  and  Analysis  of  Financial
     Condition and Results of Operations";

o    Review interim financial  statements and related press releases before they are released and before filing of the related Form 10-Q; and

o    Require the independent auditors to communicate certain required matters to the  Committee and  representatives  of financial  management  prior to the filing of the Form 10-Q.

Compliance with Laws and Regulations

o    Review  the  systems  in place  for  monitoring  compliance  with  laws and regulations  and the results of  management's  investigation  and follow-up
     (including  disciplinary  action)  on any  fraudulent  acts  or  accounting irregularities;

o    Periodically  obtain  updates from  management,  general  counsel,  and tax manager regarding compliance; and

o    Review the findings of any examinations by regulatory  agencies such as the
     Securities and Exchange Commission, or the Internal Revenue Service.

Compliance with Code of Conduct

o    Regularly  review that a Code of Conduct is  formalized in writing and that all employees are aware of it;

o    Evaluate  whether  management is setting the appropriate tone at the top by communicating  the importance of the Code of Conduct and the guidelines for acceptable business practices;

o    Review the program for monitoring compliance with the Code of Conduct; and

o    Periodically  obtain updates from management and general counsel  regarding compliance.

Internal Audit

o    Review the  activities and  organizational  structure of the internal audit function;

o    Review the  qualifications of the internal audit function and concur in the appointment, replacement,  reassignment, or dismissal of the internal audit manager;

o    Review the effectiveness of the internal audit function; and

o    On a periodic basis, meet separately with the internal audit staff.

External Audit

o    Pre-approve  or adopt  policies  and  procedures  for  pre-approval  of all auditing services  (including  providing comfort letters in connection with securities  offerings)  and  non-audit  services  (including  tax services)
     provided to the Company or its  subsidiaries  by the Company's  independent auditors.  The Audit  Committee  may delegate to one or more of its members the  authority  to grant  pre-approvals  of audit and  permitted  non-audit services,  provided the decision is reported to the full Audit Committee at its next scheduled meeting;

o    Be directly responsible for the appointment, termination, compensation, and oversight of the work of any  independent  accounting  firm employed by the
     Company (including  resolution of disagreements  between management and the independent  auditor  regarding  financial  reporting)  for the  purpose of preparing or issuing an audit report or related work. Each such independent accounting firm will report directly to the Audit Committee;

o    Have the sole authority to approve all audit  engagement fees and terms, as well as all significant  non-audit engagements of the Company's independent auditors;

o    Review and confirm in writing the independence of the independent  auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards;

o    The Company shall  provide for  appropriate  funding,  as determined by the
     Audit Committee, for payment of compensation to the independent auditors;

o    In order to evaluate the independent auditors' qualifications,  performance and  independence,  at least  annually  obtain  and  review a report by the independent  auditors  describing:  the  firm's  internal  quality  control procedures;  any material issues raised by the most recent internal quality control  review,  or  peer  review,  of  the  firm,  or by any  inquiry  or
     investigation  by  government  or  professional   authorities   within  the
     preceding five years, respecting one or more independent audits carried out by the firm,  and any steps  taken to deal  with any such  issues;  and (to
     assess  the  auditor's   independence)   all   relationships   between  the
     independent auditors and the Company. This evaluation should include review of  the  partner  in  the  independent  auditing  firm  who  has  principal responsibility  for its audits of the Company's  financial  statements  and should take into  account  the  opinions of  management  and the  Company's internal auditors; and.

o    Recommend to the Board  policies for the  Company's  hiring of employees or former  employees  of the  independent  auditors  who  participated  in any capacity in the audit of the Company.

Other Responsibilities

o    Review the significant  findings and  recommendations  made by the internal and independent auditors and management's handling of them;

o    Discuss policies with respect to risk assessment and management of risk;

o    Review with the  appropriate  counsel,  any legal matters that could have a significant impact on the Company's financial statements;

o    Review the policies and  procedures  in effect for  officers'  expenses and perquisites;

o    If necessary,  institute special  investigations and, if appropriate,  hire special  counsel  or  experts  to assist  the  Committee  with the  Company providing  appropriate  funding, as determined by the Audit Committee,  for payment of  professional  services  of any such  advisors  employed  by the
     Committee;

o    Perform other oversight functions as requested by the full Board;

o    Review the Charter and update as appropriate  after  receiving  approval of any changes from the Board;

o    Establish  procedures  for (a) the  receipt,  retention,  and  treatment of
     complaints   received  by  the  Company  regarding   accounting,   internal
     accounting  controls,  or  auditing  matters;  and  (b)  the  confidential, anonymous  submission  by  employees  of the Company of concerns  regarding questionable accounting or auditing matters; and

o    Conduct an annual evaluation of its own performance.

Reporting Responsibilities

o    Regularly update the Board of Directors about Committee activities and make appropriate recommendations;

o    The Audit Committee must prepare a report for inclusion in the annual proxy statement,  followed by the names of all Committee members, stating whether the Committee:

o    Reviewed and discussed the audited financial statements with management

o    Discussed with the auditors the matters requiring discussion by SAS 61

o    Received the written  disclosures and letter from the auditors  required by
     Independence  Standards  Board No.1,  and discussed with the auditors their independence

o    Based  on the  above,  recommended  to the  full  board  that  the  audited financial  statements  be included in the  company's  Annual Report on Form
     10-K

Approved:  November 4, 2005
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL ONE -		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	PROPOSAL TWO -	FOR	AGAINST	ABSTAIN
To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.		☐	☐	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006.	☐	☐	☐
Nominees 01 William Balderston, III 02 Josh E. Fidler 03 Alan L. Gosule 04 Leonard F. Helbig, III	05 Roger W. Kober 06 Norman P. Leenhouts 07 Nelson B. Leenhouts 08 Edward J. Pettinella	09 Clifford W. Smith, Jr. 10 Paul L. Smith 11 Thomas S. Summer 12 Amy L. Tait
Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Please mark, sign, date and return this proxy card using the enclosed envelope.
Signature _____________________________ Signature _____________________________ Date ________________
NOTE: (Please sign above exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hme Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2006

     The undersigned hereby appoints Edward J. Pettinella as Proxy with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2006 Annual Meeting of Stockholders of the Company to be held on May 4, 2006 and any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù